UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SAREPTA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

215 First Street
Cambridge, MA 02142

www.sarepta.com

April 24, 2025

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Sarepta Therapeutics, Inc. (the “Company”) on Thursday, June 5, 2025, at 10:00 A.M. EDT, to be held online at www.meetnow.global/MQTV9TC for the following purposes:

1.
to elect, as Class II directors to hold office until the 2027 annual meeting of stockholders, or until their successors are earlier elected, the following director nominees: Richard J. Barry, M. Kathleen Behrens, Ph.D., Stephen L. Mayo, Ph.D., and Claude Nicaise, M.D.;
2.
to hold an advisory vote to approve, on a non-binding basis, named executive officer compensation;
3.
to approve an amendment to the Company’s 2018 Equity Incentive Plan (as amended on April 3, 2020, April 5, 2022 and April 6, 2023) (the “2018 Plan”) to increase the maximum aggregate number of shares of the Company's common stock that may be issued pursuant to awards granted under the 2018 Plan by 4,300,000 shares to 17,487,596 shares;
4.
to approve an amendment to the Amended and Restated 2013 Employee Stock Purchase Plan (as amended and restated on June 27, 2016, and amended on June 6, 2019 and on June 8, 2023) (the “2016 ESPP”) to increase the number of shares of the Company's common stock authorized for issuance under the 2016 ESPP by 300,000 shares to 1,700,000 shares;
5.
to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current year ending December 31, 2025; and
6.
to transact such other business as may properly come before the Annual Meeting, or any continuation, postponement or adjournment thereof.

The accompanying proxy statement describes these matters in more detail. We urge you to read this information carefully.

The Company has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.meetnow.global/MQTV9TC. Details regarding how to attend the meeting online are more fully described in the accompanying proxy statement.

The Company’s board of directors (the “Board”) recommends a vote FOR the election of the director nominees (Proposal 1), FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2), FOR the approval of an amendment to the 2018 Plan (Proposal 3), FOR the approval of an amendment to the 2016 ESPP (Proposal 4), and FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accountants (Proposal 5).

It is very important that your shares be represented and voted whether or not you plan to attend the virtual Annual Meeting.

You may vote on the Internet, by telephone, or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone, or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card, or the information forwarded by your bank, broker or other holder of record regarding each of these voting options. In addition, you may vote online during the Annual Meeting by following the instructions available on the meeting website during the meeting.

On behalf of the Board, I would like to express our appreciation for your support of the Company.

Sincerely,

Douglas S. Ingram

President and Chief Executive Officer

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215 First Street

Cambridge, MA 02142

www.sarepta.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 5, 2025

To the Stockholders of Sarepta Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the 2025 annual meeting of stockholders (the “Annual Meeting”) of Sarepta Therapeutics, Inc., a Delaware corporation (the “Company”), will be held as a virtual meeting at www.meetnow.global/MQTV9TC on Thursday, June 5, 2025 at 10:00 A.M. EDT for the following purposes:

1.
to elect, as Class II directors to hold office until the 2027 annual meeting of stockholders, or until their successors are earlier elected, the following director nominees: Richard J. Barry, M. Kathleen Behrens, Ph. D., Stephen L. Mayo, Ph.D., and Claude Nicaise, M.D;
2.
to hold an advisory vote to approve, on a non-binding basis, named executive officer compensation;
3.
to approve an amendment to the Company’s 2018 Equity Incentive Plan (as amended on April 3, 2020, April 5, 2022 and April 6, 2023) (the “2018 Plan”) to increase the maximum aggregate number of shares of the Company's common stock that may be issued pursuant to awards granted under the 2018 Plan by 4,300,000 shares to 17,487,596 shares;
4.
to approve an amendment to the Amended and Restated 2013 Employee Stock Purchase Plan (as amended and restated on June 27, 2016, and amended on June 6, 2019 and on June 8, 2023) (the “2016 ESPP”) to increase the number of shares of the Company's common stock authorized for issuance under the 2016 ESPP by 300,000 shares to 1,700,000 shares;
5.
to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current year ending December 31, 2025; and
6.
to transact such other business as may properly come before the Annual Meeting, or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. We are not aware of any other business to come before the Annual Meeting.

The Company’s board of directors has fixed the close of business on April 8, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, June 5, 2025: Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the Internet. This proxy statement and our Annual Report to stockholders for the year ended December 31, 2024 are available at www.edocumentview.com/SRPT.

By Order of the Board of Directors,

Cristin L. Rothfuss

Executive Vice President, Chief General Counsel and Corporate Secretary

Cambridge, MA

April 24, 2025

WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.

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Forward-Looking Information

This proxy statement contains forward-looking statements or incorporates by reference forward-looking statements. Statements that are not purely historical are forward-looking statements. Forward-looking statements are often identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “could,” “continue,” “ongoing,” “predict,” “potential,” “likely,” “seek” and other similar expressions, as well as variations or negatives of these words. These statements address expectations, projections of future results of operations or financial condition, or other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, but are not limited to, the potential outcome and significance of future clinical trials and collaborations and our intended treatment of future performance-based compensation.

We undertake no obligation to update any of the forward-looking statements contained herein, except as required by law or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). We caution readers not to place undue reliance on forward-looking statements. Our actual results could differ materially from those discussed in this proxy statement. The forward-looking statements contained in this proxy statement are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including the risks, uncertainties and assumptions identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.

215 First Street

Cambridge, MA 02142

www.sarepta.com

PROXY STATEMENT FOR

THE SAREPTA THERAPEUTICS, INC. 2025 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The board of directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”) is soliciting your proxy to vote at the 2025 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, June 5, 2025, at 10:00 A.M. EDT, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. The Annual Meeting will be held in a virtual meeting format at www.meetnow.global/MQTV9TC.

Why am I Receiving These Materials?

A stockholder is eligible to vote at the Annual Meeting if the stockholder was a stockholder of record as of the close of business on April 8, 2025 (the “Record Date”).

Can I Access the Materials on the Internet Instead of Receiving Paper Copies?

Yes, stockholders may access this proxy statement, our Annual Report to stockholders for the year ended December 31, 2024 (the “Annual Report”) and the Notice of Internet Availability of Proxy Materials (the “Notice”) via the Internet at www.edocumentview.com/SRPT. On or about April 24, 2025, we mailed the Notice to stockholders of record as of the Record Date. We are furnishing the proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials. You will not receive a printed copy of the proxy materials unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials in the Notice. The Notice instructs you as to how you may access and review on the Internet all of the important information contained in the proxy materials or request a printed copy of those materials. The Notice also instructs you as to how you may vote your proxy.

The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of printing and mailing Annual Meeting materials.

Attending the Annual Meeting

The Annual Meeting will be held solely as a virtual meeting. No physical meeting will be held. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. You will be able to attend the Annual Meeting online by visiting the Company’s virtual meeting website at www.meetnow.global/MQTV9TC at the meeting time. Upon visiting the meeting website, you will be prompted to enter your control number provided on your Notice or on your proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Please note that if you hold your shares through a broker, bank or other nominee, in order to join the virtual meeting as a stockholder and be able to vote and submit questions during the Annual Meeting, you will need to contact your broker, bank or other nominee to receive proof of your beneficial ownership and submit such proof, along with your name and email address, to Computershare no later than 5:00 P.M. EDT on June 3, 2025 which may be submitted via: (i) email to legalproxy@computershare.com or (ii) mail to Computershare, Sarepta Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. You will receive a confirmation of your registration by email after we receive your registration materials.

Alternatively, if you hold your shares through a broker, bank or other nominee, you may vote in advance of the Annual Meeting by contacting your holder of record (please see “Voting Methods” below).

The online meeting will begin promptly at 10:00 A.M. EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Why a Virtual Meeting?

The Company has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.

What if During the Annual Meeting I have Technical Difficulties or Trouble Accessing the Virtual Meeting Website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website or during the meeting. If you encounter any technical difficulties, please call the technical support number that will be posted on the Annual Meeting log-in page.

Voting and Quorum

As of the Record Date, 98,256,898 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each proposal presented at the Annual Meeting. There is no cumulative voting.

A majority of the outstanding shares of our common stock entitled to vote, present at the Annual Meeting, online or represented by proxy, will constitute a quorum at the Annual Meeting. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, either the chair of the meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting and the adjournment is for no more than thirty days.

Voting Methods

If you were a registered stockholder on the Record Date, you may vote your shares by:

•
attending the virtual Annual Meeting and voting electronically during the meeting;
•
proxy, via the Internet, at www.envisionreports.com/SRPT as per the instructions in your proxy card;
•
proxy, via telephone, at 1-800-652-8683 as per the instructions in your proxy card; or
•
completing and mailing a proxy card (if you receive proxy materials by mail).

Internet voting facilities will close promptly at the close of the polls at the virtual meeting. Stockholders who vote through the Internet or by telephone should be aware that they may incur costs such as access or usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card. All shares entitled to vote and represented by properly-executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

Upon visiting the Annual Meeting website, you will be prompted to enter your control number provided to you on your Notice or on your proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

If you are a beneficial owner of shares of our common stock registered in the name of a broker, bank or other nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. If you are a beneficial owner of shares of our common stock registered in the name of a broker, bank or other nominee and intend to vote during the Annual Meeting (as opposed to voting in advance of the meeting), you will need to register in advance with Computershare, as outlined above under “Attending the Annual Meeting.”

If you sign a proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) FOR the election of the director nominees named in this proxy statement, (ii) FOR the approval of the compensation paid to our named executive officers, (iii) FOR the approval of an amendment to the 2018 Plan, (iv) FOR the approval of an amendment to the 2016 ESPP, and (v) FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2025. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement, or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Revocation of Proxy

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by (i) sending to our corporate secretary at our principal executive office at 215 First Street, Cambridge, MA 02142, a written notice of revocation or duly executed proxy card, in either case bearing a later date, (ii) submitting another properly completed proxy over the Internet, (iii) submitting another proxy by telephone using the number provided on the Notice, or (iv) by voting during the online Annual Meeting. Participation in the online Annual Meeting will not, by itself, revoke a proxy. In order to be effective, all revocations or later-filed proxies delivered by mail must be delivered to our corporate secretary at our principal executive office at our Cambridge, Massachusetts address not later than 5:00 P.M. EDT on the business day prior to the day of the Annual Meeting.

Proposal 1: Election of Sarepta Therapeutics, Inc. Directors. Where a quorum is present, each director nominee must receive the affirmative vote of a majority of the votes cast (whether in person or by proxy) with respect to such director by the shares represented and entitled to vote at the Annual Meeting. Votes cast include votes “FOR” or “AGAINST” each nominee and exclude abstentions and broker non-votes. Abstentions and broker non-votes, if any, will not affect the outcome of the vote in the election of directors. Under the Company’s Policy Statement on Majority Voting, a director who fails to obtain an affirmative vote “FOR” by the majority of votes cast will be required to tender his or her resignation and the Board or an authorized committee of the Board will determine whether to accept such resignation. However, in the event of a contested election, each of the directors to be elected will be elected by the affirmative vote of a plurality of the votes cast. In a contested election, stockholders will be given the choice to cast "FOR" or "WITHHOLD" votes for the election of directors and will not have the ability to cast any other votes with respect to such election of directors. In a contested election, "WITHHOLD" votes and broker non-votes, if any, will not affect the outcome of the vote in the election of directors.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation. Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval of the compensation paid to our named executive officers. We value the opinions expressed by our stockholders with respect to this advisory vote, and our compensation committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote, including whether the votes cast “FOR” this proposal represent a majority of the votes cast (whether in person or by proxy) on this proposal, when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Proposal 3: Amendment to the 2018 Plan. The affirmative vote of a majority of the votes cast (whether in person or by proxy) is required to approve this proposal, excluding abstentions and broker non-votes. As a result, abstentions and broker non-votes (if any) will have no effect on the proposal to approve the amendment to the 2018 Plan.

Proposal 4: Amendment to the 2016 ESPP. The affirmative vote of a majority of the votes cast (whether in person or by proxy) is required to approve this proposal, excluding abstentions and broker non-votes. As a result, abstentions and broker non-votes (if any) will have no effect on the proposal to approve the amendment to the 2016 ESPP.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast (whether in person or by proxy) is required to approve this proposal. Abstentions will not have any effect on this proposal. Brokers, banks and other nominees generally have discretionary authority to vote on this matter; thus, we do not expect any broker non-votes on this matter.

Counting of Votes

Proposals 1 through 5: You may either vote “FOR,” “AGAINST” or “ABSTAIN” on each of these proposals.

A representative of Computershare Trust Company, N.A., the Company’s transfer agent, will tabulate votes and act as the independent inspector of election. All votes will be tabulated by the inspector of election, who will separately tabulate affirmative and negative votes, abstentions and broker “non-votes.” Shares held by persons attending the Annual Meeting but not voted, shares represented by proxies that reflect abstentions as to a particular proposal, and broker “non-votes” will be counted as present for purposes of determining a quorum.

Effect of Not Casting Your Vote

If you are a stockholder of record and you sign the proxy card but do not specify how you want your shares to be voted, we will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

If on the Record Date you held shares of the Company’s common stock in an account with a broker, bank, or other nominee, you are considered a beneficial owner of those shares and hold such shares in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that particular matter with respect to your shares. This is generally referred to as a broker “non-vote.”

Although the determination of whether a nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025 (Proposal 5) will be considered a routine matter. Accordingly, under applicable stock exchange rules, if you do not provide voting instructions to your broker, bank or other nominee on Proposal 5, your broker will be able to vote your shares on such proposal. Therefore, we do not expect any broker non-votes on Proposal 5 unless a broker chooses not to vote on a matter for which it has discretionary authority to vote.

We expect that the election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 2), the proposal to approve an amendment to the 2018 Plan (Proposal 3), and the proposal to approve an amendment to the 2016 ESPP (Proposal 4) will be considered non-routine matters under applicable rules. Accordingly, if you do not provide voting instructions to your broker, bank or other nominee on these non-routine items (Proposals 1, 2, 3 and 4), such shares cannot be voted and will be considered broker “non-votes.”

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of the Notice and any additional information furnished to stockholders. This cost also includes support for the hosting of the virtual Annual Meeting. If properly requested, copies of solicitation materials will be furnished to banks, brokers, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail, or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. We also have retained Okapi Partners LLC for a fee not to exceed $11,000 to assist us in the solicitation of proxies.

Stockholder Proposals for the 2026 Annual Meeting

Stockholder proposals submitted for inclusion in our proxy materials for our 2026 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive offices no later than the close of business on December 25, 2025, provided that if the date of the annual meeting is earlier than May 6, 2026, or later than July 5, 2026, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Stockholders who intend to present a proposal at the 2026 annual meeting of stockholders but who do not wish to include such proposal in our proxy materials must notify us in writing of the proposal and the information required by the provisions of our Bylaws dealing with advance notice of stockholder proposals and director nominations. To be timely, under our Bylaws, a stockholder’s written notice must be delivered to, or mailed and received at, our principal executive offices no later than the close of business on March 7, 2026 and no earlier than February 5, 2026; provided that, if the date of that annual meeting is more than 30 days before, or more than 60 days after, June 5, 2026, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Additionally, any stockholder that intends to solicit proxies in support of a director nominee other than the Board's nominees also must comply with Rule 14a-19 under the Exchange Act.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one set of the proxy materials, unless one or more of these stockholders notifies us that they wish to receive individual copies. We believe that this will provide greater convenience for our stockholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding and currently receive multiple copies of our proxy materials with other stockholders of record with whom you share an address, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of these documents for your household, please contact our Chief General Counsel and Corporate Secretary, Cristin L. Rothfuss, at 215 First Street, Cambridge, MA 02142, or at 1-617-800-4076.

If you participate in householding and wish to receive a separate copy of our Annual Report and this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary at the address or telephone number indicated above and we will promptly deliver to you separate copies of these documents.

Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

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SAREPTA THERAPEUTICS, INC. DIRECTORS AND EXECUTIVE OFFICERS

Directors, Director Nominees and Executive Officers

The following table sets forth certain information with respect to the directors, director nominees and executive officers of our Company as of April 24, 2025:

Name	Age	Position(s)(5)
Executive Officers
Douglas S. Ingram	62	President and Chief Executive Officer; Class I Director
Ian M. Estepan	49	Executive Vice President, Chief Financial Officer
Cristin L. Rothfuss	57	Executive Vice President, Chief General Counsel and Corporate Secretary
Bilal Arif	53	Executive Vice President, Chief Technical Operations Officer
Louise Rodino-Klapac, Ph.D.	47	Executive Vice President, Head of R&D, Chief Scientific Officer
Dallan Murray	55	Executive Vice President, Chief Customer Officer
Non-Employee Directors
Richard J. Barry(1)(2)(4)	66	Class II Director
M. Kathleen Behrens, Ph.D.(1)(3)	72	Class II Director, Chairwoman of the Board of Directors
Kathryn J. Boor, Ph.D.(4)(2)	66	Class I Director
Michael Chambers(3)	50	Class I Director
Deirdre Connelly(2)(4)	64	Class I Director
Stephen L. Mayo, Ph.D.(3)(1)	63	Class II Director
Claude Nicaise, M.D.(4) (3)	72	Class II Director
Hans Wigzell, M.D., Ph.D.(2)(3)	86	Class I Director

(1)
Member of the audit committee. Dr. Behrens is the current chair of the audit committee.
(2)
Member of the nominating and corporate governance committee. Mr. Barry is the current chair of the nominating and corporate governance committee.
(3)
Member of the research and development committee. Dr. Wigzell is the current chair of the research and development committee.
(4)
Member of the compensation committee. Mr. Barry is the current chair of the compensation committee.
(5)
The term of the Class II Directors expires as of the date of the 2025 Annual Meeting, and the term of the Class I Directors expires as of the date of the 2026 Annual Meeting.

Douglas S. Ingram has served as our President, Chief Executive Officer and a member of our Board since June 2017. Prior to his appointment, from December 2015 until November 2016, he served as the Chief Executive Officer and President and a Director of Chase Pharmaceuticals Corporation, a clinical-stage biopharmaceutical company. Prior to joining Chase Pharmaceuticals, Mr. Ingram served as the President of Allergan, Inc., a pharmaceutical company, from July 2013 until it was acquired by Actavis in early 2015. At Allergan, he also served as President, Europe, Africa and Middle East from August 2010 to June 2013, and Executive Vice President, Chief Administrative Officer, and Secretary from October 2006 to July 2010, where he led Allergan’s Global Legal Affairs, Compliance, Internal Audit and Internal Controls, Human Resources, Regulatory Affairs and Safety, and Global Corporate Affairs and Public Relations departments. Mr. Ingram also served as General Counsel of Allergan from January 2001 to June 2009 and as Secretary and Chief Ethics Officer from July 2001 to July 2010. With the acquisition of Allergan by Actavis, Mr. Ingram consulted as a special advisor to the Chief Executive Officer of Actavis. Mr. Ingram served as a director of Pacific Mutual Holding Company, a parent company for subsidiaries engaged in a variety of insurance, financial services and other investment-related businesses, from March 2015 to May 2018. Mr. Ingram received his J.D. from the University of Arizona and his Bachelor of Science degree from Arizona State University. Mr. Ingram currently serves on the board of Relay Therapeutics and is a member of its compensation committee. Mr. Ingram also currently serves on the board of Arrowhead Pharmaceuticals, Inc. Our nominating and corporate governance committee believes that Mr. Ingram is qualified to serve on our Board because of his role as President and Chief Executive Officer, which gives him an extensive understanding of our business and operations, and because of his broad experience in the pharmaceutical industry.

Ian M. Estepan has served as our Executive Vice President, Chief Financial Officer since December 2020. Mr. Estepan joined the Company in January 2015 as Senior Director, Corporate Affairs. From October 2016 to December 2017, he served as our Executive Director, Corporate Affairs; from January 2018 to February 2019, he served as our Vice President, Chief of Staff and Corporate Affairs; and from February 2019 to December 2020, he served as our Senior Vice President, Chief of Staff and Corporate Affairs. Since November 2021, Mr. Estepan has served on the Board of Directors for Cellarity, a private biopharmaceutical company. Mr. Estepan currently serves as Executive Chairman of AbBC Therapies, a private biopharmaceutical company. Prior to joining the Company, Mr. Estepan managed a portfolio on the buyside at Spectra Financial Group for fifteen years, overseeing a portfolio of pharmaceutical, biotech and medtech equities. Mr. Estepan received his Bachelor of Arts in psychology with a concentration in pre-medicine from Columbia University.

Bilal Arif has served as our Chief Technical Operations Officer since December 2022. Mr. Arif joined the company in March 2019 as Vice President, Strategy and Operations. From February 2021 to December 2022, he served as our Senior Vice President, Strategy and Operations. Before joining the Company, Mr. Arif served as Vice President of Technical Operations at Momenta Pharmaceuticals, Inc. from 2017 until 2019, where he was responsible for various strategic and operational aspects of manufacturing. Prior to Momenta Pharmaceuticals, Mr. Arif served as Vice President, Product Strategy and Planning, Technical Operations at Shire Pharmaceuticals. Mr. Arif received his EMBA from Brown University, his Masters in Biotechnology from Tufts University, his Bachelor of Engineering, Chemical Engineering from McGill University, and his Bachelor of Engineering, Bioengineering from Western New England University.

Cristin L. Rothfuss has served as our Executive Vice President, Chief General Counsel since November 2024, and as our Corporate Secretary since March 2025. Ms. Rothfuss joined the Company in October 2018 as our Executive Director, Corporate Transactions, and served as our Vice President, Corporate Transactions from April 2020 until February 2021, and as our Deputy General Counsel from February 2021 until November 2024. Ms. Rothfuss has served as a member of the Board of Trustees of Boston Day and Evening Academy since 2018. Prior to joining the Company, Ms. Rothfuss served as the Executive Director of Institutional Initiatives for the Office of Technology Development (OTD) at Harvard University. In addition, also at Harvard University, Ms. Rothfuss served as the Director of Technology Transactions at OTD and the Executive Director of the Institute for Quantitative Social Science. Prior to that, Ms. Rothfuss served as the Director of Intellectual Property and Corporate Counsel for pSivida Ltd., biopharmaceutical company. Ms. Rothfuss started her career as a litigation associate at Ivey, Barnum & O’Mara and Bernstein, Cushner & Kimball, both of which are private law firms. Ms. Rothfuss holds a Bachelor of Arts degree in Political Science from Yale University and a J.D. from the University of Connecticut School of Law.

Dallan Murray has served as our Chief Customer Officer since November 2021. Mr. Murray joined the company in October 2013 as Vice President, Commercial Strategy & Portfolio Management. From October 2020 until December 2020, he served as our Interim Chief Commercial Officer and Vice President, Commercial Strategy and Portfolio Management. From December 2020 until November 2021, Mr. Murray served as our Senior Vice President, Chief Commercial Officer. Before joining the Company, Mr. Murray served as Director and then Senior Director, HCV Marketing at Vertex Pharmaceuticals, from 2010 until 2013, where he was responsible for strategic marketing operations. Prior to Vertex Pharmaceuticals, Mr. Murray served as Director of the Hepatitis Marketing Team at Gilead Sciences. Mr. Murray received his Master’s in Business Administration from Queen’s University and his Bachelor of Commerce degree from University of Alberta.

Louise Rodino-Klapac, Ph.D. has served as our Executive Vice President, Chief Scientific Officer since December 2020. Dr. Rodino-Klapac was additionally appointed as our Head of R&D in November 2021. Dr. Rodino-Klapac joined the Company as Vice President, Gene Therapy in April 2018. From February 2019 to December 2020, she served as our Senior Vice President, Gene Therapy. Prior to joining the Company, she served as the head of the Laboratory for Gene Therapy Research at Nationwide Children’s Hospital and co-founded and served as chief scientific officer of Myonexus Therapeutics before it was acquired by the Company in 2019. She is a National Institutes of Health (NIH) Fellow appointee and is a current board member of the Association for Regenerative Medicine, as well as a member of the American Society for Gene and Cell Therapy, and the American Academy of Neurology. She holds a Bachelor of Science degree in biology from Kings College and a Ph.D. in molecular genetics from Ohio State University.

Richard J. Barry has served as a member of our Board since June 2015. He also serves as a member of our audit committee and chair of our nominating and corporate governance committee and compensation committee. Mr. Barry is a long-time stockholder of the Company. He was a Partner and Advisory Board member of the San Diego Padres from 2009 to 2021. Mr. Barry served as a director of Elcelyx Therapeutics Inc., a pharmaceutical company, from 2013 to 2019, and was a Managing Member of GSM Fund, LLC, a fund established for the sole purpose of investing in Elcelyx. He was previously an Advisory Board member for the Schreyer Honors College at Pennsylvania State University and served as a director of Cluster Wireless, a San Diego-based software company.

Mr. Barry has extensive experience in the investment management business. He was a founding member of Eastbourne Capital Management LLC, a large equity hedge fund investing in a variety of industries, including health care, and served as a Managing General Partner and Portfolio Manager from 1999 to its close in 2010. Prior to Eastbourne, Mr. Barry was a Portfolio Manager and Managing Director of Robertson Stephens Investment Management. Mr. Barry also spent over 13 years in various roles in institutional equity and investment management firms, including Lazard Freres, Legg Mason and Merrill Lynch. Mr. Barry was on the board of directors of MiMedx Group Inc., a publicly-traded biopharmaceutical company developing, manufacturing and marketing regenerative biologics utilizing human placental allografts, from June 2019 to August 2020. Mr. Barry has served as a director of Cassava Sciences, Inc. since 2021 and was appointed Chief Executive Officer of Cassava Sciences, Inc. in September 2024. Mr. Barry had served as Executive Chairman of Cassava Sciences, Inc. beginning July 2024 until his appointment as Chief Executive Officer. Mr. Barry holds a Bachelor of Arts from Pennsylvania State University. Our nominating and corporate governance committee believes that Mr. Barry’s significant experience in the financial sector and extensive knowledge of the pharmaceutical industry qualifies him for service as a member of our Board.

M. Kathleen Behrens, Ph.D. has served as a member of our Board since March 2009 and as Chairwoman of the Board since April 2015. She also serves as a member of our research and development committee and as a member of and chair of our audit committee. Dr. Behrens served as a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2001 to early 2009 and as Chairwoman of PCAST’s Subcommittee on Personalized Medicine. She has served as a public-market biotechnology securities analyst as well as a venture capitalist focusing on healthcare, technology and related investments. Dr. Behrens was instrumental in the founding of several biotechnology companies, including Protein Design Labs, Inc. and COR Therapeutics, Inc. She worked for Robertson Stephens & Co. from 1983 through 1996, serving as a General Partner and Managing Director. Dr. Behrens continued in her capacity as a General Partner for selected venture funds for RS Investments, an investment management and research firm, from 1996 through December 2009, after management led a buyout of that firm from Bank of America. While Dr. Behrens worked at RS Investments, from 1996 to 2002, she served as a Managing Director at the firm and, from 2003 to December 2009, she served as a consultant to the firm. From 1997 to 2005, she was a director of the Board on Science, Technology and Economic Policy for the National Research Council, and from 1993 to 2000 she was a Director, President and Chairwoman of the National Venture Capital Association. Since December 2009, Dr. Behrens has worked as an independent life sciences consultant and investor. Since January 2019, Dr. Behrens has served as a member of the board of directors of IGM Biosciences, Inc., a publicly-traded biotechnology company that is developing IgM antibodies for oncology and autoimmune indications, as well as the Chair of the audit committee. She also serves as a member of the compensation committee and corporate governance and nominating committee of IGM. Since May 2019, Dr. Behrens has served as a member of the board of directors and Chairperson of MiMedx Group Inc., a publicly-traded biopharmaceutical company developing, manufacturing and marketing regenerative biologics utilizing human placental allografts. She also participates as a member of the nominating and corporate governance committee and audit committee of MiMedx. Dr. Behrens holds a Bachelor of Science in Biology and a Ph.D. in Microbiology from the University of California, Davis. Our nominating and corporate governance committee believes that Dr. Behrens’ significant experience in the financial services and biotechnology sectors, as well as in healthcare policy, qualifies her for service as a member of our Board.

Kathryn J. Boor, Ph.D. has served as a member of our Board since June 2022. She also serves as member of our nominating and corporate governance committee and a member of our compensation committee. Since January 2019, Dr. Boor has served as a member of the board of directors of Seneca Foods Corporation, an American food processor and distributor. She is also a member of Seneca’s compensation committee and is the chair of its nominating and corporate governance committee. Since January 2021, Dr. Boor has served as a member of the board of directors for International Flavors and Fragrance (IFF), an American corporation that creates and manufactures food, beverage, health & biosciences, scent and pharma solutions. She chairs IFF’s Innovation and Sustainability Committee and is a member of its nomination and governance committee. From 2019 to 2023, Dr. Boor served as a member of the board of directors for U.S. Israel Binational Agricultural Research and Development Fund (BARD), a funding program for mutually beneficial, mission-oriented, strategic and applied research of agricultural problems, jointly conducted by American and Israeli scientists. From 2014 through 2022, Dr. Boor served as a member of the board of directors and Vice President, Chair of Scientific Review Committee of the Foundation for Food and Agriculture Research (FFAR). From 2013 to 2020, Dr. Boor served as Trustee of the International Life Sciences Institute. Dr. Boor earned a Bachelor of Science in Food Science from Cornell University in 1980, a Master of Science in Food Science from University of Wisconsin-Madison in 1983, and a Ph.D. in Microbiology from University of California, Davis in 1994. Dr. Boor served as assistant professor in the Cornell Food Science Department in 1994 and continued to lead the department as Chair from 2007 to 2010. Dr. Boor has served as the Dean of Cornell University Graduate School and Vice Provost for Graduate Education since

October 2020. From July 2010 to September 2020, Dr. Boor served as the Ronald P. Lynch Dean of the College of Agriculture and Life Sciences (CALS) at Cornell University. Our nominating and corporate governance committee believes that Dr. Boor’s significant experience in the biosciences sector, as well as her extensive leadership experience in academia, qualifies her for service as a member of our Board.

Deirdre Connelly has served as a member of our Board since September 2024. She also serves as a member of our compensation committee and nominating and corporate governance committee. She retired as president, North America Pharmaceuticals for GlaxoSmithKline (GSK) in 2015, a role she had held since 2009. Prior to joining GSK, she was with Eli Lilly and Company, where she served as president, U.S. Pharmaceutical Operations from 2005 to 2009. During her 26-year career with Eli Lilly, she held a variety of executive positions, including senior vice president of human resources for the corporation, as well as vice president of human resources for pharmaceutical operations. Ms. Connelly currently serves on the board of directors at Macy’s Corporation and Lincoln Financial Group, in addition to serving as the Chairperson of the Board at Genmab A/B. Ms. Connelly holds a Bachelor’s degree in Economics and Business Management from Lycoming College and is a graduate of Harvard University's Advanced Management Program. Our nominating and corporate governance committee believes that Ms. Connelly’s extensive industry and significant leadership experiences qualify her for service as a member of our Board.

Michael Chambers has served as a member of our Board since June 2022. He also serves as a member of our research and development committee. Since August 2020, Mr. Chambers has served as a member of the board of directors of Calviri Inc, an integrated oncology company focused on cancer diagnostics and preventative cancer vaccines. Since 2020, Mr. Chambers has also served on the board of directors of Agathos Biologics. Mr. Chambers co-founded Aldevron, a company that provides nucleic acids, proteins, enzymes, and other biologicals to business partners in the biosciences sector, in 1998 and was President and Chief Executive Officer until August 2020 and served as Executive Chairman until August 2021 when Aldevron was acquired by Danaher Corporation. Mr. Chambers holds a Bachelor of Science degree in Biotechnology, Microbiology and Chemistry from North Dakota State University. Our nominating and corporate governance committee believes that Mr. Chambers significant leadership experience in the biosciences sector, as well as his extensive background in business, qualifies him for service as a member of our Board.

Stephen Mayo, Ph.D. has served as a member of our Board since November 2021. He also serves as a member of our research and development committee and audit committee. Since March 2021, Dr. Mayo has served as a member of the board of directors and on the audit and research committees of Merck. Since July 2022, Dr. Mayo has served as a member of the board of directors of Allogene Therapeutics, and is currently a member of its research and development committee and audit committee. In addition, he serves on the scientific advisory board of Vida Ventures. He co-founded Molecular Simulations Inc. (now Biovia) and Xencor, a public antibody engineering company. Dr. Mayo is currently the Bren Professor of Biology and Chemistry and Merkin Institute Professor at California Institute of Technology (Caltech). He joined the Caltech faculty in 1992, was a Caltech-based Howard Hughes Medical Institute Investigator from 1994 to 2007, served as Vice Provost for Research from 2007 to 2010 and Chair of the Division of Biology and Biological Engineering from 2010 to 2020. Dr. Mayo was elected to the National Academy of Sciences in 2004 for his pioneering contributions in the field of protein design. He served as an elected board member for the American Association for the Advancement of Science from 2010 to 2014 and as a presidential appointee on the National Science Foundation’s National Science Board from 2013 to 2018. Dr. Mayo holds a B.S. in Chemistry from Pennsylvania State University and a Ph.D. in Chemistry from Caltech. He completed postdoctoral work at both UC Berkeley and Stanford University School of Medicine in chemistry and biochemistry, respectively. Our nominating and corporate governance committee believes that Dr. Mayo’s experience serving in leadership roles in various scientific and biotechnology institutions and companies qualifies him to serve as a member of our Board.

Claude Nicaise, M.D. has served as a member of our Board since June 2015. He also serves as a member of our compensation committee and as a member of our research and development committee. Dr. Nicaise is the owner of Clinical Regulatory Services, a company providing advice on clinical and regulatory matters to biotechnology companies. Since January 2017, Dr. Nicaise has served as a member of the board of directors for Minoryx. Since February 2021, Dr. Nicaise has served as a member of the board of directors and on the compensation committee of Gain Therapeutics. Since March 2021, Dr. Nicaise has served as a member of the board of directors and on the audit committee of Chemomab. Since December 2023, Dr. Nicaise has served as a director of Cassava Sciences, Inc., a biopharmaceutical company, and is chair of its compensation committee and a member of its nominating and corporate governance committee. Dr. Nicaise was appointed Chairman of the Board of Cassava Sciences, Inc. in September 2024. He served as an Executive Vice President Regulatory at Ovid Therapeutics Inc., a company that develops medicines for orphan diseases of the brain, from 2015 to March 2023. From 2008 to 2014, Dr. Nicaise was a Senior Vice President of Strategic Development and Global Regulatory Affairs at Alexion Pharmaceuticals Inc., a pharmaceutical company. From 1983 to 2008, Dr. Nicaise served in various positions of increasing responsibility at Bristol-Myers Squibb, including the following senior management positions: Vice-President of Global Development, Vice-President Worldwide Regulatory Science and Strategy and leadership positions in Oncology, Infectious Disease and NeuroScience Development. Dr. Nicaise holds an M.D. from the Universite libre de Bruxelles in Belgium. Our nominating and corporate governance committee believes that Dr. Nicaise’s significant experience in the pharmaceuticals sector, including in clinical and regulatory affairs, such as his support in connection with sixteen drug approvals, qualifies him for service as a member of our Board.

Hans Wigzell, M.D., Ph.D. has served as a member of our Board since June 2010. He also serves as a member of our nominating and corporate governance committee and a member of and chair of our research and development committee. He currently serves as chairman of Rhenman & Partners Asset Management AB, an investment management firm, and director of RaySearch Laboratories AB, a medical technology company. Since 2022, Mr. Wigzell has also served as chairman of the board of RaySearch Laboratories AB. From 2006 to 2020, Dr. Wigzell served as a director of Karolinska Development AB, a company listed on the Nasdaq OMX Stockholm market that selects, develops and seeks ways to commercialize promising new Nordic lifescience innovations. He also served as the chairman of Karolinska Development AB from 2017 to 2020. From 1995 to 2003, he was the President of the Karolinska Institute, a medical university and was General Director of the National Bacteriological Laboratory in Stockholm from 1987 to 1993. Dr. Wigzell is chairman of the board of the Stockholm School of Entrepreneurship. He is an elected member of several national academies, including the Swedish Royal Engineering Academy, Sweden; the Royal Academy of Science, Sweden; the Danish Academy of Arts and Letters; the American Academy of Arts and Sciences; the Finnish Science Society; and the European Molecular Biology Organization. In addition to serving as President of the Karolinska Institute, his academic career includes being Chairman of the Nobel Prize Committee, and the Karolinska Institute and Distinguished External Advisory Professor of Ehime University, Japan. Additionally, Dr. Wigzell was appointed Chairman of the Nobel Assembly in 2000. Dr. Wigzell holds an M.D. and Ph.D. from the Karolinska Institute in Stockholm and he has received honorary doctorate degrees at University “Tor Vergata” in Rome, Italy, Turku University in Finland, The Feinstein Institute in New York and Helsinki University in Finland. Our nominating and corporate governance committee believes that Dr. Wigzell’s experience serving in leadership roles in various scientific and biotechnology institutions and companies in countries around the world qualifies him to serve as a member of our Board.

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The Board believes that having a mix of directors with complementary qualifications, expertise, backgrounds and attributes is essential to meeting oversight responsibility.

The table below summarizes the key qualifications and skills most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise. Our director nominees’ biographies describe each director’s background and relevant experience in more detail. The table reflects the Board of Directors as of April 24, 2025.

	Leadership Experience	Industry Knowledge	Sales or Marketing Experience	Accounting or Audit Experience	Public Policy or Regulation Experience	Academic or Technical Background	Public Company Board Experience
M. Kathleen Behrens, Ph.D.	✓	✓		✓	✓	✓	✓
Richard J. Barry	✓	✓	✓	✓	✓		✓
Kathryn J. Boor, Ph. D.	✓	✓		✓	✓	✓	✓
Deirdre Connelly	✓	✓	✓	✓			✓
Michael Chambers	✓	✓	✓			✓
Douglas S. Ingram	✓	✓	✓	✓	✓	✓	✓
Stephen L. Mayo, Ph.D.	✓	✓			✓	✓	✓
Claude Nicaise, M.D.	✓	✓		✓	✓	✓	✓
Hans Wigzell, M.D., Ph.D.	✓	✓		✓	✓	✓	✓

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ELECTION OF SAREPTA THERAPEUTICS, INC. DIRECTORS

(Proposal 1)

General

As of the date of this proxy statement, the Board is composed of nine seats and we currently have nine seated directors. Our Bylaws currently permit a maximum of nine directors and a minimum of one director. The Board may, from time to time, change the number of directors as permitted by the Bylaws, but no decrease in the number of directors will have the effect of shortening the term of any incumbent director.

The following table sets forth the name of, and other information about, the nominees for election as a Class II director and those directors who will continue to serve after the Annual Meeting as Class I directors.

Name	Age	Director Since	Expiration of Term	Position(s) Held With Sarepta
Class II Director Nominees:
Richard J. Barry	66	2015	2025	Director
M. Kathleen Behrens, Ph.D.	72	2009	2025	Director and Chairwoman of the Board
Stephen L. Mayo, Ph.D.	63	2021	2025	Director
Claude Nicaise, M.D.	72	2015	2025	Director

Class I Continuing Directors:
Douglas S. Ingram	62	2017	2026	President, CEO and Director
Hans Wigzell, M.D., Ph.D.	86	2010	2026	Director
Kathryn J. Boor, Ph.D.	66	2022	2026	Director
Michael Chambers	50	2022	2026	Director
Deirdre Connelly	64	2024	2026	Director

Directors for a class whose term expires at a given annual meeting may be up for reelection for another two-year term at that meeting. Each director’s term will continue until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.

Pursuant to the Company's Amended and Restated Certificate of Incorporation, when there are six or more positions on the Board, the positions are divided into two equal, or nearly equal, classes, denoted as Class I and Class II. In even years, stockholders elect directors to fill all Class I positions, and in odd years, stockholders elect directors to fill all Class II positions. There is no cumulative voting for election of directors. This classification of the Board may have the effect of delaying or preventing changes in control. Except as otherwise provided by law, any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. There are no family relationships among any of our directors or executive officers.

Nominees for Class II Director Election at the 2025 Annual Meeting of Stockholders

There are four nominees standing for election as Class II directors at the Annual Meeting. Based on the recommendation of the nominating and corporate governance committee, the Board has approved the nomination of the following nominees for election as Class II Directors: Richard J. Barry, M. Kathleen Behrens, Ph.D., Stephen L. Mayo, Ph.D., and Claude Nicaise, M.D. for re-election as continuing directors. Each of the Class II director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

The Board’s nominating and corporate governance committee annually evaluates the composition of the Board to assess the skills and experiences that are currently represented on the Board and those that will be valuable given the Company’s current and future needs. In selecting Richard J. Barry, M. Kathleen Behrens, Ph.D., Stephen L. Mayo, Ph.D., and Claude Nicaise, M.D. as director nominees, the nominating and corporate governance committee and the Board took into consideration, among other things, the Company’s strategic plans and the interests of the Company’s stockholders. For additional considerations related to the process followed by the nominating and corporate governance committee and the Board in making Board composition decisions this year, please read the section below captioned “Corporate Governance and Board Matters — Committees of the Board — Nominating and Corporate Governance Committee.” If elected, each of Richard J. Barry, M. Kathleen Behrens, Ph.D., Stephen L. Mayo, Ph.D., and Claude Nicaise, M.D. will hold office as a Class II director until our 2027 annual meeting of stockholders or until his or her earlier death, resignation or removal.

If you sign your proxy or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any of Richard J. Barry, M. Kathleen Behrens, Ph.D., Stephen L. Mayo, Ph.D., and Claude Nicaise, M.D. becomes unable to serve or for good cause will not serve, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Vote Required and Board Recommendation

Each nominee who receives a majority of votes cast with respect to such nominee by the shares represented and entitled to vote at the Annual Meeting for such nominee will be elected as a director. Abstentions and broker non-votes, if any, will not affect the outcome of the vote in the election of directors.

The Board recommends that stockholders vote “FOR” the election of each of Richard J. Barry, M. Kathleen Behrens, Ph.D., Stephen L. Mayo, Ph.D., and Claude Nicaise, M.D. as Class II Directors to the Board.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal 2)

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the 2024 compensation paid to our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the section below captioned “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain senior executive management, to motivate their performance to attain clearly defined goals and to align their long-term interests with those of our stockholders. We urge our stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement and the tables and narrative that follow for additional details about our executive compensation program, including information about the 2024 compensation paid to our named executive officers.

Our executive compensation program includes a significant pay-for-performance component that supports our business strategy and aligns the interests of our executives with those of our stockholders. In 2024, our executive compensation program rewarded financial, strategic and operational performance, and the achievement of pre-determined corporate goals selected by the compensation committee and Board to support our long-range plans and stockholder value creation. In light of the achievement of our corporate goals for 2024, and the compensation committee's review of the performance of our named executive officers, we believe that the compensation paid to our named executive officers was appropriate.

Advisory Vote and Board Recommendation

We request stockholder approval, on an advisory basis, of the 2024 compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosures that accompany the compensation tables within this proxy statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

Accordingly, we ask that you vote “FOR” the following resolution at this meeting:

“RESOLVED, that the stockholders of Sarepta Therapeutics, Inc. approve, on an advisory basis, the compensation of the named executive officers for 2024, as disclosed in Sarepta Therapeutics, Inc.’s proxy statement for the Annual Meeting of Stockholders held in 2025 pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosures within the proxy statement.”

You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to approve the compensation of our named executive officers for 2024. As an advisory vote, the outcome of the vote on this proposal is not binding upon us.

Vote Required and Board Recommendation

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders with respect to this advisory vote, and our compensation committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote, including whether the votes cast “FOR” this proposal represent a majority of the votes cast in this proposal, when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations. Unless the Board determines otherwise, the next “say-on-pay” advisory vote will be held at the 2026 annual meeting of stockholders.

The Board recommends that stockholders vote “FOR” the compensation of our named executive officers for 2024.

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VOTE TO APPROVE AN AMENDMENT TO THE 2018 PLAN

(Proposal 3)

Proposal

The Company and the Board have proposed to amend the Company’s 2018 Equity Incentive Plan (as amended on April 3, 2020, April 5, 2022 and April 6, 2023) (the “2018 Plan”) to increase the maximum aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2018 Plan by 4,300,000 shares to 17,487,596 shares (plus the number of shares subject to outstanding awards under the Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us up to a maximum as described below).

Purpose and Effect of the Proposal

The Board believes that long-term equity awards are an extremely important way to attract, motivate and retain key employees, including a talented executive team, and align the employees’ and executives’ interests with those of the Company’s stockholders. The Board also believes that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. In addition, we use the 2018 Plan to grant performance-based restricted stock units ("PSUs") with vesting tied both to value-creating Company goals and objectives designed to incentivize the performance of our employees, including our named executive officers. We believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

In this proxy statement, we refer to any grant from the 2018 Plan as an “Award.” The following table summarizes the shares issued and outstanding with respect to Awards granted under all of the Company's equity incentive plans (i.e., the 2018 Plan, the 2014 Employment Commencement Incentive Plan and the 2024 Employment Commencement Incentive Plan) as of March 31, 2025:

As of 3/31/25
Total number of stock options outstanding	9,117,835
Weighted-average exercise price per share of outstanding stock options	$80.27
Weighted-average remaining term of outstanding stock options (in years)	4.7
Total number of full value awards outstanding (1)	2,995,735
Total number of shares available for grant under Company equity plans	2,092,367

(1)
Reflects a total number of 2,829,697 shares underlying outstanding RSUs and 166,038 shares underlying outstanding PSUs.

As of March 31, 2025, approximately 1,371 of our employees, officers and directors were eligible to participate in the 2018 Plan, of which six were executive officers (and of which five were named executive officers), 1,357 were non-executive employees, and eight were non-employee directors. As of March 31, 2025, none of our consultants were eligible to participate in the 2018 Plan.

It is important for the Company to obtain the additional shares requested for the share reserve under the 2018 Plan because the Board believes the current number of shares available for awards under the 2018 Plan is not sufficient for the Company to provide equity incentives to eligible employees, and other eligible service providers over the next year, which could inhibit the quality of employees and service providers that the Company is able to attract, motivate and retain.

If our stockholders do not approve the amendment to the 2018 Plan, which increases the share reserve under the 2018 Plan, the 2018 Plan will remain in effect; however, we believe that the shares currently available for issuance under this plan will be quickly depleted, and we will lose our ability to use equity as a compensation and incentive tool to retain key talent and instead will have to increase the use of cash-based awards to incentivize, motivate and retain our employees. Based on our historical burn rates, disclosed below, the Board anticipates that the additional 4,300,000 shares requested will enable the Company to fund its current equity compensation program for the next year, subject to ongoing volatility of our stock price and changes in our growth strategy, accommodating anticipated grants related to the retention and promotion of employees as we continue to advance our mission and multiple programs. The Board took into consideration the compensation committee’s recommendations and the burn rate, dilution and overhang metrics disclosed below with reference to peer and broader industry practices provided by its independent compensation consultant, Aon, in approving the 4,300,000 share increase for the share reserve under the 2018 Plan.

Key Historical Equity Metrics

Approval of the amendment to the 2018 Plan to increase the share reserve under the 2018 Plan will further assist us in effectively competing in the competitive market for employee talent over the next year, subject to changes in our growth strategy while maintaining reasonable burn rates and overhang.

•
Our net burn rate ranged from 2.5% to 1.4% in the years 2022, 2023 and 2024, which we believe is appropriate and reasonable for the Company.
•
Our three-year average gross burn rate of 2.5% is below the estimated Institutional Shareholder Services global industry classification standard burn rate limit for our industry and for Russell 3000 Pharmaceuticals and Biotechnology companies of 5.94%.
•
The following table shows how the key equity metrics have changed over the past three fiscal years under the equity incentive plans:

Key Equity Metrics	2024	2023	2022	3-Year Average (2022 - 2024)
Shares subject to award granted (million) (1)	1.7	2.4	2.8	2.3
Gross burn rate (2)	1.8%	2.5%	3.2%	2.5%
Net burn rate (3)	1.4%	2.2%	2.5%	2.0%
Dilution at fiscal year end (4)	16.5%	18.7%	18.9%	18.1%
Overhang at fiscal year end (5)	12.0%	12.6%	12.5%	12.3%

(1)
Reflects total number of shares subject to equity awards granted during the fiscal year under the 2018 Plan, the 2014 Employment Commencement Incentive Plan and the 2024 Employment Commencement Incentive Plan or otherwise as inducement awards and excludes the impact of any cancelled or forfeited equity awards. Does not include awards under the 2016 ESPP (see Proposal 4).
(2)
Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total basic weighted-average number of shares outstanding during the period, and excludes the impact of any cancelled or forfeited equity awards.
(3)
Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total basic weighted-average number of shares outstanding during the period, and takes into account any cancelled or forfeited equity awards.
(4)
Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
(5)
Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Background for Current Request to Increase the Share Reserve

Summary of the 2018 Plan

The full text of the amendment to the 2018 Plan is set forth in Appendix A to this proxy statement. The full text of the 2018 Plan is set forth as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 8, 2018, Amendment No. 1 to the 2018 Plan is set forth as Exhibit 10.1 to the Form 8-K, filed with the SEC on June 8, 2020, Amendment No. 2 to the 2018 Plan is set forth as Exhibit 10.1 to the Form 8-K filed with the SEC on June 2, 2022, and Amendment No. 3 to the 2018 Plan is set forth as Exhibit 10.1 to the Form 8-K filed with the SEC on June 8, 2023. The following description of certain features of the 2018 Plan is qualified in its entirety by reference to the full text of the 2018 Plan and Amendments No. 1, No. 2 and No. 3 to the 2018 Plan.

Background and Purpose of the 2018 Plan

The 2018 Plan is intended to attract and retain the best available personnel for positions of substantial responsibility with the Company and to provide additional incentives to our employees, directors and consultants. The 2018 Plan also is intended to promote the success of our business.

On April 20, 2018, the Board adopted, and on June 6, 2018 our stockholders approved, the Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan. On April 3, 2020, the Board approved, and on June 4, 2020 stockholders approved, Amendment No. 1 to the 2018 Plan to increase the maximum aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2018 Plan by 3,800,000 shares and to provide that the aggregate share reserve under the 2018 Plan should be 8,187,596 shares. On April 5, 2022, the Board approved, and on June 2, 2022 stockholders approved, Amendment No. 2 to the 2018 Plan to increase the maximum aggregate number of shares of common stock that may be issued under the 2018 Plan by 2,500,000 shares and to provide that the aggregate share reserve under the 2018 Plan should be 10,687,596. On April 5, 2023, the Board approved, and on June 8, 2023 stockholders approved, Amendment No. 3 to the 2018 Plan to increase the maximum aggregate number of shares of common stock that may be issued under the 2018 Plan by 2,500,000 shares and to provide that the aggregate share reserve under the 2018 Plan should be 13,187,596. On April 11, 2025 the Board approved, subject to stockholder approval, Amendment No. 4 to the 2018 Plan to increase the maximum aggregate number of shares of common stock that may be issued under the 2018 Plan by 4,300,000 shares and to provide that the aggregate share reserve under the 2018 Plan should be 17,487,596, which reflects (i) 4,300,000 new shares subject to this proposal, (ii) 2,500,000 shares approved by the stockholders on June 8, 2023, (iii) 2,500,000 shares approved by the stockholders on June 2, 2022, (iv) 3,800,000 shares approved by the stockholders on June 4, 2020, (v) 2,900,000 shares approved by stockholders on June 6, 2018 and (vi) 1,487,596 shares, which was the maximum number of shares available under the 2011 Plan as of April 11, 2018, plus the number of shares subject to outstanding awards under the 2011 Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 2,412,466 shares.

As of March 31, 2025, the 2018 Plan had 13,187,596 authorized shares plus any shares subject to options or similar awards under the 2011 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2011 Plan that are forfeited to or repurchased by the Company at the original issuance price (up to the maximum described above).

The 2018 Plan permits the grant of the following types of “Awards”: (i) non-statutory stock options that are not intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), incentive stock options that are intended to qualify for favorable tax treatment under Section 422 of the Code and “SARs” granted at the closing sales price of our common stock on the date of grant (as defined below); and (ii) restricted stock, restricted stock units (“RSUs”) and performance units, performance shares and performance-based cash awards (collectively, “Full Value Awards”). In addition, the 2018 Plan provides that for each share of common stock subject to a Full Value Award granted under the 2018 Plan, the share reserve under the 2018 Plan will be decreased by 1.41 shares. Correspondingly, for each share of common stock subject to a Full Value Award that is forfeited or expires, the share reserve under the 2018 Plan will be increased by 1.41 shares.

Shares used to pay the exercise or purchase price of an award and/or to satisfy the tax withholding obligations related to a stock option or SAR will not become available for future grant or sale of awards under the 2018 Plan. Shares used to satisfy the tax withholding obligations related to an Award other than a stock option or SAR will become available for future grant or sale under the 2018 Plan. In addition, shares that have actually been issued under the 2018 Plan under any Award will not be returned to the 2018 Plan and will not become available for future distribution under the 2018 Plan, provided, however, that if shares issued pursuant to Awards of restricted stock, RSUs, performance shares or performance units are repurchased by the Company at the original issuance price or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2018 Plan. Because the available shares under the 2011 Plan were transferred to the 2018 Plan, we did not grant any additional awards under the 2011 Plan, other than with respect to shares underlying outstanding awards under the 2011 Plan that return to the share reserve under the 2011 Plan due to forfeiture, expiration or cash settlement of such outstanding awards to the extent provided in the 2011 Plan. On April 22, 2025, the closing price of a share of our common stock was $59.31.

Administration of the 2018 Plan

The Board, or a committee appointed by the Board (the “Administrator”), administers the 2018 Plan. Currently, the compensation committee of the Board acts as the Administrator. Subject to the terms of the 2018 Plan, the Administrator has the discretion to, among other things, select the directors, employees and consultants of the Company or any subsidiary of the Company who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), construe and interpret the provisions of the 2018 Plan and outstanding Awards, and make all other determinations deemed necessary or advisable for administering the 2018 Plan. To make grants to certain officers of our Company, the members of the Administrator must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

If we experience a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or other change in our corporate structure, the Administrator will adjust the number and class of shares that may be delivered under the 2018 Plan and/or the number, class, and price of shares covered by each outstanding Award, and the per-person numerical share limits set forth in the 2018 Plan in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan.

Awards made to employees or consultants may vest over a period of not less than one year. However, the Administrator may provide that such vesting restrictions may lapse or be waived upon the disability, retirement or termination of employment of the employee or consultant, or upon a change of control of the Company; such vesting restrictions will lapse upon a participant’s death while providing services to the Company. In addition, an aggregate of up to 5% of the shares available to be issued under the 2018 Plan may be granted in the form of Awards without respect to such minimum vesting requirements.

Eligibility to Receive Awards

The Administrator selects the employees, directors and consultants who will be granted Awards under the 2018 Plan. Employees and consultants eligible to participate may provide services to the Company, any parent (as defined under the Code) or any subsidiary (which includes any entity, trade or business, including a corporation, partnership, or limited liability company, that is directly or indirectly controlled 50% or more by the Company, whether by ownership of stock, assets or an equivalent partnership interest or voting interest); directors eligible to participate are directors of the Company. Non-statutory stock options, SARs and Full Value Awards may be granted to employees, directors and consultants. Incentive stock options can only be granted to employees of the Company or any parent or any subsidiary (in each case as defined in the Code). Awards made to our non-employee directors are generally made under the 2018 Plan pursuant to the Non-Employee Director Compensation Policy (as described below under “Compensation of Board”). As of March 31, 2025, the eligible class of participants includes approximately 1,363 employees of the Company and its subsidiaries and eight non-employee directors of our Board. However, the actual number of individuals who will receive an Award under the 2018 Plan cannot be determined in advance, because the Administrator has the discretion to select the participants.

Performance Criteria

In determining whether an Award should be made, and what the vesting schedule for any such Award should be, the Administrator may impose whichever conditions to vesting that it determines to be appropriate. For example, the Administrator may decide to grant an Award only if the participant satisfies performance goals established by the Administrator. The 2018 Plan provides that performance goals may be based on one or more business criteria including: attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash position, contract awards or backlog, customer renewals, customer retention rates from an acquired company/business unit/division, earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings), earnings per share, expenses, gross margin, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return (“TSR”) or working capital.

Any performance goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets, and may be measured relative to a peer group or index. The performance goals may also differ from participant to participant and from Award to Award. Performance goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award and which is consistently applied with respect to a performance goal in the relevant performance period. The Administrator will appropriately adjust any evaluation of performance under a performance goal to exclude (i) items that are unusual in nature or infrequently occurring, or both, within the meaning of FASB Accounting Standards Codification and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results. In addition, the Administrator will adjust any performance goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

Appreciation Awards

Stock Options. A stock option is the right to purchase shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the 2018 Plan, the Administrator may grant non-statutory and incentive stock options. The Administrator will determine the number of shares covered by each option, provided that during any fiscal year no participant is granted options covering more than 500,000 shares, except that with respect to the initial fiscal year in which he or she commenced service as an employee, he or she may be granted options covering up to an additional 500,000 shares.

The exercise price of the shares subject to each non-statutory stock option and incentive stock option cannot be less than one hundred percent (100%) of the closing sales price for our common stock as quoted on Nasdaq on the date of the grant. In the case of an incentive stock option granted to a participant who at the time of grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, the exercise price of the shares subject to each incentive stock option cannot be less than one-hundred ten percent (110%) of the fair market value of our common stock on the date of the grant. For purposes of the 2018 Plan, fair market value is generally defined as the closing sales price of the Company’s common stock as reported by The Nasdaq Global Select Market on the applicable grant or other determination date (or, if no closing sales price was reported on that date, on the last trading date such closing sales price is reported).

Any option granted under the 2018 Plan cannot be exercised until it becomes vested. The Administrator establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Administrator. Options granted under the 2018 Plan expire at the times established by the Administrator, but not later than ten (10) years after the grant date. In the case of an incentive stock option granted to a participant who at the time of grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, the maximum term of the incentive stock option will be five (5) years after the grant date.

The exercise price of each option granted under the 2018 Plan must be paid in full at the time of the exercise. The Administrator may permit payment by various means, including but not limited to: cash, check, the surrender to the Company of shares that are already owned by the participant, net exercise, a broker-assisted cashless exercise, the reduction in the amount of any Company liability to the participant, or by any other means that the Administrator determines to be consistent with the purpose of the 2018 Plan.

Stock Appreciation Rights. SARs are awards that provide the right to receive an amount equal to the increase in value of the Company’s common stock over a period of time. Awards of SARs may be granted pursuant to the 2018 Plan. The Administrator determines the terms and conditions of SARs. However, no participant will be granted SARs covering more than 500,000 shares during any fiscal year, provided that with respect to the initial fiscal year in which he or she commenced service as an employee, he or she may be granted SARs covering up to an additional 500,000 shares. In addition, no SAR may be granted with a base price less than the closing sales price for our common stock as quoted on Nasdaq on the grant date, or have a term of over ten (10) years from the date of grant. Upon exercising a SAR, the holder of such right shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the closing sales price of a share of our common stock on the date of exercise and the base price by (ii) the number of shares with respect to which the SAR is exercised. The Company’s obligation arising upon the exercise of a SAR may be paid in shares or in cash, or any combination thereof, as the Administrator may determine.

Full Value Awards

Under the 2018 Plan, the Administrator can make the following Full Value Awards:

Restricted Stock. Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Administrator. The Administrator will determine the number of shares of restricted stock granted to any participant, provided that during any fiscal year no participant is granted restricted stock subject to restrictions for more than an aggregate of 100,000 shares, except that with respect to the initial fiscal year in which he or she commenced service as an employee, he or she may be granted restricted stock up to an aggregate of an additional 100,000 shares. Unless the Administrator determines otherwise, once the restricted stock is issued, voting, certain dividend rights and other rights as a stockholder will exist with respect to the restricted stock. However, the restricted stock will not be transferable until the restricted stock vests.

Restricted Stock Units. RSUs are awards that obligate the Company to pay the recipient of the award a value equal to the fair market value of a specific number of shares of the Company common stock in the future if the vesting terms and conditions specified by the Administrator are satisfied. The Administrator will determine the number of shares that are subject to such RSUs, provided that during any fiscal year no participant is granted RSUs subject to restrictions based upon the achievement of performance goals for more than an aggregate of 100,000 shares, except that with respect to the initial fiscal year in which he or she commenced service as an employee, he or she may be granted RSUs up to an aggregate of an additional 100,000 shares. Payment under an RSU may be made in cash, in shares of our common stock, or a combination thereof, and will be made as soon as practicable after the date in the award agreement, as otherwise provided by the award agreement, or as required by law.

Performance Shares and Performance Units. Performance shares are shares granted to participants with restrictions that lapse only upon the attainment of specified performance goals or other vesting criteria as the Administrator may determine. Performance units are awards that may be earned in whole or in part upon the attainment of performance goals or other vesting criteria as the Administrator may determine. Each performance unit will have an initial value that is established by the Administrator on or before the date of grant, and each performance share will have an initial value equal to the fair market value of a share on the date of grant. The Administrator will determine the number of shares of performance shares or performance units granted to any participant, provided that during any fiscal year no participant is granted performance shares or performance units granted subject to restrictions based upon the achievement of performance goals for performance units having an initial value greater than $3,250,000 or more than 250,000 performance shares, except that with respect to the initial fiscal year in which he or she commenced service as a service provider, he or she may be granted additional performance units having an initial value up to $3,250,000 and up to an additional 250,000 performance shares. Payment of earned performance shares or performance units may be made in cash, shares of our common stock, or a combination thereof, and will be made, subject to the achievement of the specified goals prior to the expiration of the performance period provided in such award, as soon as practicable after the date in the award agreement, as otherwise provided in the award agreement, or as required by law.

Performance-Based Cash Awards. Performance-based cash awards are cash awards that are payable or otherwise based on the attainment of certain pre-established performance goals during a performance period, each as set by the Administrator. The Administrator will determine the dollar amount to be awarded pursuant to performance-based cash awards and may establish a targeted performance-based cash award applicable to a participant for a performance period, provided that the aggregate amount of compensation to be paid to any one participant in respect of all performance-based cash awards in respect of one calendar year may not exceed $10,000,000 per year (subject to proportionate adjustment for performance periods longer or shorter than one year). Such individual target may be expressed as a fixed dollar amount, a percentage of the participant’s base pay, a percentage of a bonus pool funded by a formula as determined in the Administrator’s discretion based on achievement of performance goals, or an amount determined pursuant to an objective formula or standard. The Administrator may elect to pay a participant an amount that is less than the participant’s target award, regardless of the degree of attainment of the performance goals, except in certain specified circumstances following a change in control of the Company.

Change in Control

In the event of a “change in control” (as defined in the 2018 Plan), each outstanding Award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that the Awards may be assumed or substituted by the successor corporation (with appropriate adjustments as to the number and kind of shares and prices); upon written notice to participants, the Awards may terminate upon, or immediately prior to, the change in control; the Awards will vest and may be terminated in exchange for cash or property equal to the amount that would have been attained upon the exercise of such Award or realization of a participant’s rights as of the date of the change in control; the Awards may be replaced on a substantially equivalent basis with other rights or property selected by the Administrator in its sole discretion; or any combination of the foregoing.

If the successor does not assume or substitute outstanding Awards, the options and SARs will become fully vested and exercisable and all restrictions on restricted stock, RSUs, performance shares, performance units and performance-based cash awards will lapse. In the event of a change in control, all performance goals underlying PSUs, to the extent unearned, will be deemed achieved based on 100% of target levels. In addition, if an option or SAR is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant that the option or SAR will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or SAR will terminate upon the expiration of such period. Awards with an exercise or purchase price that is less than the price paid in connection with the change in control may be cancelled without participant consent.

Acceleration of Awards

If a participant in the 2018 Plan dies prior to terminating service with us, the vesting of all Awards held by him or her will fully accelerate and any restrictions on transferability will fully lapse.

Non-Transferability of Awards

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Recovery of Compensation and Stock Ownership Guidelines

All Awards made under the 2018 Plan are subject to the Company’s Incentive Compensation and Equity Award Recoupment Policy and the Company’s Stock Ownership Guidelines for Non-Employee Directors and Executive Officers, where applicable, as amended and in effect from time to time.

Federal Tax Aspects

The following is a general summary under current law of the material U.S. federal income tax consequences of the grant, vesting and exercise of Awards under the 2018 Plan. This summary deals with general tax principles that apply only to employees who are citizens or residents of the United States, and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to, and do not comply with, the rules and guidance issued pursuant to Section 409A of the Code. Section 409A has implications that affect traditional deferred compensation plans, as well as certain equity awards. Accordingly, although Awards under the 2018 Plan are generally intended to comply with, or be exempt from, Section 409A of the Code, additional adverse tax consequences could apply to certain equity awards as a result of Section 409A based on the terms of the equity awards or modifications that may have been, or that may from time to time be, made to the provisions of the equity awards.

The following discussion does not purport to be complete, and does not cover, among other things, foreign, state and local tax treatment of participants in the 2018 Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted to a participant, when that option vests, or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for a participant for purposes of the alternative minimum tax. Gain realized on the sale of shares issued under an incentive stock option is taxable at capital gains rates, unless the participant disposes of the shares within (i) two years after the date of grant of the option, or (ii) within one year of the date the shares were transferred to the participant. If the shares of common stock are sold, or otherwise disposed of, before the end of the one-year or two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the options’ exercise will be taxed at ordinary income rates.

If such a sale or disposition takes place in the year in which the participant exercises the option, the income recognized upon the sale or disposition of the shares will not be considered income for alternative minimum tax purposes. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-statutory Stock Options. No taxable income is reportable when a non-statutory stock option is granted to a participant, or when the option vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares issued would be capital gain or loss.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant or when the stock appreciation right vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares issued would be capital gain or loss.

Restricted Stock Awards. Generally, a participant will not have taxable income upon grant of restricted stock. Instead, he or she will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the shares received (determined as of the date of vesting) minus any amount paid for the shares.

Restricted Stock Units. A participant will generally not recognize taxable income at the time of the grant of a RSU. When an award is settled or paid (whether it is at or after the time that the award vests), the participant will recognize ordinary income. In the event of an award that is paid or settled at a time following the vesting date, income tax (but not employment taxes) may be deferred beyond vesting and until shares are actually delivered, or payment is made to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code.

Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or non-restricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. In the event of an award that is settled at a time following the vesting date, income tax (but not employment tax) may be deferred beyond vesting and until actual settlement of the awards. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Performance-Based Cash Awards. A participant generally will recognize no income upon the grant of a performance-based cash award. Upon the settlement of such award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. In the event of an award that is settled at a time following the vesting date, income tax (but not employment tax) may be deferred beyond vesting and until actual settlement of the awards.

Gain or Loss on Sale or Disposition of Shares. In general, gain or loss from the sale or disposition of shares granted or awarded under the 2018 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company, or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.

Tax Effect for the Company. Generally we may be entitled to a tax deduction in connection with an Award under the 2018 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Special rules under Section 162(m) of the Code, as modified by the Tax Cuts and Jobs Act of 2017, limit the deductibility of compensation paid by a public company during a tax year to its chief executive officer, its chief financial officer and its other three most highly compensated executive officers for that tax year (collectively, “covered employees”) and for any individual who was a covered employee of the Company during tax years beginning in 2017. Under Section 162(m) of the Code, the annual compensation paid to any covered employee will be deductible only to the extent that it does not exceed $1,000,000. The Administrator has discretionary authority to grant Awards under the 2018 Plan that are not deductible by us.

Additionally, under the so-called “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of options and benefits paid under other Awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible by the Company.

Amendment and Termination of the 2018 Plan and Prohibition on Re-Pricing or Exchange of Awards without Stockholder Approval

The 2018 Plan will continue in effect for ten years from the date of its adoption, unless terminated at an earlier time by the Administrator. The Administrator generally may amend or terminate the 2018 Plan at any time and for any reason; provided, however, that the Administrator cannot re-price or otherwise exchange options or SARs under the 2018 Plan for Awards with lower exercise or base prices without stockholder approval. Further, the Administrator may not amend the 2018 Plan without stockholder approval to the extent that stockholder approval is required under applicable laws.

Grants of Equity Compensation under the 2018 Plan

The amount, if any, of equity compensation to be awarded to officers, directors, employees and consultants is determined from time to time by the compensation committee or the Board, as applicable, and the future awards to be made under the 2018 Plan, if Amendment No. 4 to the 2018 is approved, are not presently determinable. The table below sets forth grants of stock options and other stock awards made during fiscal year 2024 under the 2018 Plan. Awards granted under our 2024 Employment Commencement Incentive Plan during the period are not included below.

Name	Title	Options	Awards
Douglas S. Ingram	President and Chief Executive Officer	—	—
Ian M. Estepan	Executive Vice President, Chief Financial Officer	12,500	19,750	(1)
Louise Rodino-Klapac, Ph.D.	Executive Vice President, Head of R&D, Chief Scientific Officer	12,500	19,750	(1)
Bilal Arif	Executive Vice President, Chief Technical Operations Officer	12,500	19,750	(1)
Dallan Murray	Executive Vice President, Chief Customer Officer	12,500	19,750	(1)
All current executive officers as a group		60,200	84,100

Former Officer
Ryan E. Brown	Former Executive Vice President, Chief General Counsel and Corporate Secretary	12,500	19,750	(1)
All current directors who are not executive officers as a group (8 persons)		32,195	15,764
All employees, including current officers who are not executive officers, as a group		239,525	1,284,983
(1)
Amounts included in Awards represent 13,750 PSUs and 6,000 RSUs.

Summary

We believe that the approval of Amendment No. 4 to the 2018 Plan to increase the share reserve under the 2018 Plan is essential to our success. Our employees are our most valuable asset. Awards such as those provided under the 2018 Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success in our industry’s very competitive labor markets. By granting "at-risk" equity awards, we further align the interests of our service providers with those of our stockholders.

Failure to obtain stockholder approval to approve the amendment to the 2018 Plan and increase the share reserve under the 2018 Plan, which currently is insufficient to cover projected needs over the next year, could have a negative impact on the Company and its ability to retain and motivate key employees, consultants and advisors and, therefore, negatively impact the Company’s ability to effectively execute its business plans.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to approve this proposal, excluding abstentions and broker non-votes.

The Board recommends that stockholders vote “FOR” approval of the amendment to the 2018 Plan.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

VOTE TO APPROVE AN AMENDMENT TO THE 2016 ESPP

(Proposal 4)

Stockholders are being asked to approve an amendment ("Amendment No. 3") to the Company's Amended and Restated 2013 Employee Stock Purchase Plan (as Amended and Restated as of June 27, 2016) (the "2016 ESPP"). Amendment No. 3 was adopted by the Board on April 11, 2025 and will become effective upon receiving stockholder approval at our Annual Meeting. The 2016 ESPP was originally adopted by the Board on April 16, 2013, approved by our stockholders on June 4, 2013, amended and restated by the Board on May 6, 2016, and approved by our stockholders on June 27, 2016, and then further amended by the Board effective April 22, 2019 and approved by our stockholders on June 6, 2019, and again amended by the Board on April 6, 2023 and approved by our stockholders on June 8, 2023.

The purpose of Amendment No. 3 is to increase the number of shares of our common stock authorized for issuance under the 2016 Plan by 300,000 shares so that eligible employees of the Company and certain of its subsidiaries can continue to acquire a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). We believe that offering an employee stock purchase plan helps eligible employees provide for their future financial security, encourages such employees to remain in the employment of the Company and its subsidiaries, and further aligns their interests with those of our stockholders by increasing such employees' ownership in the Company. The 2016 Plan, as subsequently amended, is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code.

We do not believe that the shares of the Company’s common stock currently available for purchase under the 2016 ESPP are sufficient to continue offering shares for purchase under the plan until its expiration on April 22, 2029. In 2019, the Board adopted and our stockholders subsequently approved Amendment No. 1 to the 2016 ESPP, which increased the number of shares of our common stock authorized for issuance by 500,000 shares to 1,100,000 shares and extended its term until April 22, 2029. On April 6, 2023, the Board adopted, and stockholders approved on June 8, 2023, Amendment No. 2 which increased the number of shares of the Company’s common stock authorized for issuance under the 2016 ESPP by 300,000 shares to 1,400,000 shares. As of March 31, 2025, 173,001 shares of the Company’s common stock were available for purchase under the plan. Accordingly, on April 11, 2025, the Board approved, subject to stockholder approval, Amendment No. 3, which will increase the number of shares of the Company's common stock authorized for issuance under the 2016 ESPP by 300,000 shares to 1,700,000 shares. For information about equity awards outstanding under our existing equity plans and the number of shares available for issuance under such plans, each as of December 31, 2024, please see "Equity Compensation Plan Information" elsewhere in this Proxy Statement.

The full text of Amendment No. 3 is attached as Appendix B to this Proxy Statement, the full text of the 2016 ESPP is set forth on Form 8-K filed on July 1, 2016, the full text of Amendment No. 1 to the 2016 ESPP is set forth on Form 10-Q filed on August 7, 2019, and the full text of Amendment No. 2 to the 2016 ESPP is set forth on Form 8-K filed on June 9, 2023. The following description of certain features of the 2016 ESPP is qualified in its entirety by reference to the full text of the 2016 ESPP and Amendments No. 1, No. 2 and No. 3 thereto.

Summary of the 2016 ESPP

Administration. The 2016 ESPP is administered by the Board or, to the extent administration of the 2016 ESPP is delegated by the Board to the compensation committee, by the compensation committee. References in this summary to the “Administrator” mean the Board or, in the event of such delegation, the compensation committee. The Administrator may delegate to such employees or other persons as it determines such ministerial tasks as it deems appropriate. The Administrator has the power to interpret the 2016 ESPP and the terms of the options granted under the 2016 ESPP and to adopt such rules for the administration, interpretation, and application of the 2016 ESPP as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon all participants, the Company and all other interested persons.

Shares subject to 2016 ESPP. Subject to adjustment upon changes in capitalization of the Company as described below, the maximum number of shares of the Company’s common stock available for issuance under the 2016 ESPP is 1,700,000 shares, which includes the share increase described above. If any option granted under the 2016 ESPP for any reason terminates without having been exercised, the shares of the Company’s common stock not purchased under such option will again become available for issuance under the 2016 ESPP. The shares of the Company’s common stock available for issuance under the 2016 ESPP may be unissued shares or reacquired shares, bought on the market or otherwise. On April 22, 2025, the closing price of a share of our common stock was $59.31.

Eligibility. Participation in the 2016 ESPP will be limited to employees of the Company and its designated subsidiaries whose customary employment is for at least 20 hours per week and for more than five months in any calendar year. In addition, no employee may be eligible to participate if, immediately after an option is granted under the 2016 ESPP, such employee would own (or, under applicable statutory attribution rules, would be deemed to own) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or a parent or a subsidiary of the Company. Under the 2016 ESPP, a designated subsidiary is any subsidiary of the Company that has been designated by the Administrator as eligible to participate in the 2016 ESPP. As of March 31, 2025, approximately 1,366 employees would be eligible to participate in the 2016 ESPP, including all of our executive officers.

General Terms of Participation

•

Offering Periods. The 2016 ESPP allows eligible employees to purchase shares of the Company’s common stock on specified purchase dates within specified offering periods through the exercise of options granted at the beginning of an offering period. Except as described below under “Early Termination of an Offering Period,” offering periods generally will consist of consecutive, overlapping periods of 24 months that include four consecutive, non-overlapping six-month purchase periods. An option granted under the 2016 ESPP with respect to an offering period will be automatically exercised, and shares of the Company’s common stock will be purchased, on the last trading day of each purchase period within the offering period (each, a purchase date). A new offering period will begin every six months, generally on the first trading day in March or the first trading day in September of each year and such offering period will terminate approximately 24 months later on the last trading day in February or August, as applicable. Purchase periods within an offering period commence on the first trading day in March or September, as applicable, and end approximately six months later (on the last trading day in August or February, as applicable) each year during the offering period.

The Administrator may change the duration of the offering periods and purchase periods and the commencement dates of such periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first offering period to be affected by such change. No offering period may exceed 27 months in duration.

Method of Participation. An employee who is an eligible employee on the first day of an offering period is eligible to participate in such offering period, subject to the requirements of the 2016 ESPP. In order to participate in the 2016 ESPP, an eligible employee must complete and submit to the Administrator a subscription agreement authorizing payroll deductions under the 2016 ESPP no later than 15 days prior to the first day of an offering period, or such other time as provided by the Administrator in accordance with the 2016 ESPP. The subscription agreement will specify the percentage of the participant’s compensation, in a whole percentage from 1% to 15%, that the participant authorizes the Company to deduct from his or her compensation during the offering period. A participant may not enroll in an offering period with a payroll deduction rate of 0%. Compensation under the 2016 ESPP means all base regular earnings and overtime pay, exclusive of commissions, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. A participant’s payroll deductions will be credited to a book-entry account in the name of the participant maintained by the Company under the 2016 ESPP. An eligible employee’s proper completion and timely submission of a subscription agreement will enroll such eligible employee in the 2016 ESPP for the applicable offering period, each successive purchase period within such offering period, and subsequent offering periods (and corresponding purchase periods) on the terms contained in the subscription agreement and in the 2016 ESPP until such eligible employee either submits a new subscription agreement or withdraws from participation in the Plan or otherwise becomes ineligible to participate. A participant may participate in only one offering period at any given time.

A participant may increase or decrease (including to 0%) the rate of his or her payroll deductions only once during a purchase period by completing and submitting to the Company’s payroll department a new subscription agreement authorizing a change in the participant’s payroll deduction rate. Any subsequent change to a participant’s payroll deduction rate will be effective only for the next purchase period within the applicable offering period. The Administrator may, in its discretion, limit the number of payroll deduction rate changes during any offering period. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and the limitations in the 2016 ESPP, the Administrator may decrease a participant’s payroll deduction rate to 0% at any time during a purchase period.

Grant and Exercise of Option. On the first day of each offering period, each participant in the offering period will be granted an option to purchase shares of the Company’s common stock on each purchase date within such offering period, subject to the limitations set forth in the 2016 ESPP. On each purchase date, the option granted on the first day of the applicable offering period will be automatically exercised and the payroll deductions previously credited to a participant’s account during the applicable purchase period will be applied to purchase the maximum number of whole shares of the Company’s common stock that may be purchased with such accumulated payroll deductions at the applicable purchase price, subject to the limitations described below.

A participant may purchase no more than 800 shares of the Company's common stock on any purchase date and no more than 1,600 shares of the Company's common stock during any offering period. In addition, no eligible employee will be granted an option under the 2016 ESPP that would permit the eligible employees right to purchase stock under the 2016 ESPP and under all other employee stock purchase plans of the Company, any parent or any subsidiary, to accrue at a rate that exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which any option granted to such eligible employee is outstanding at any time, determined in accordance with Section 423 of the Code and the regulations thereunder.

Purchase Price. The purchase price of the shares on any purchase date will be equal to 85% of the fair market value of a share of the Company’s common stock (a) on the first day of the offering period or (b) on the purchase date, whichever is lower, subject to adjustment as described below.

Withdrawal and Termination of Participation. A participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to purchase shares of the Company’s common stock under his or her option under the 2016 ESPP at any time by giving written notice of such withdrawal to the Company in a form acceptable to the Administrator. Upon a participant’s withdrawal all payroll deductions previously credited to such participant’s account during the applicable purchase period will be returned to such participant (without interest) as soon as reasonably practicable and such participant’s option for the offering period will be automatically terminated.

Upon a participant’s ceasing to be an eligible employee for any reason during an offering period, his or her participation in the 2016 ESPP will terminate and payroll deductions previously credited to such participant’s account during the applicable purchase period as of such date will be returned to such participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as reasonably practicable, and the participant will have no further rights under the 2016 ESPP.

Stockholder Rights. With respect to shares of the Company’s common stock subject to an option granted under the 2016 ESPP, a participant will not be deemed to be a stockholder of the Company, and the participant will not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant following the exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided in the 2016 ESPP.

Transferability. Any option to purchase shares of the Company’s common stock under the 2016 ESPP will be exercisable during the participant’s lifetime only by him or her and may not be sold, pledged, assigned or transferred in any manner.

Early Termination of an Offering Period. With respect to any offering period, if the fair market value of a share of the Company’s common stock on any purchase date during the offering period is lower than the fair market value of a share of the Company’s common stock on the first day of such offering period, then, following the exercise of the option by all participants in such offering period on such purchase date, the offering period will automatically terminate and all participants in such terminated offering period will be automatically enrolled in the offering period that begins on the first trading day that follows such purchase date in the terminated offering period.

Adjustments, Dissolution or Liquidation, Merger or Sale of the Company. In general, no issuance of shares of any class or securities convertible into shares of stock of any class by the Company will result in any adjustments under the 2016 ESPP, except that the number of shares of the Company’s common stock remaining available for issuance under the 2016 ESPP, the maximum number of shares each participant may purchase during a purchase period and during an offering period, and the purchase price per share with respect to future purchase dates will be proportionately adjusted by the Administrator for any increase or decrease in the number of issued shares of the Company’s common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of the Company’s common stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration” for these purposes.

In the event of the proposed dissolution or liquidation of the Company, the offering periods and related purchase periods then in progress will be shortened by setting a new purchase date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.

In general, in the event of a proposed sale of all or substantially all of the assets of the Company, the acquisition by any person of more than 50% of the total voting power of the stock of the Company or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any purchase periods then in progress will be shortened and any offering periods then in progress will end on a new purchase date designated by the Administrator.

Amendment and Termination of 2016 ESPP. In general, the Board may at any time and for any reason terminate or amend the 2016 ESPP, except that no such termination may affect options previously granted, provided that an offering period may be terminated by the Board if the Board determines that the termination of the offering period or the 2016 ESPP is in the best interests of the Company and its stockholders. Except as otherwise provided in the 2016 ESPP, no amendment to the 2016 ESPP may make any change in any option previously granted that adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with Section 423 of the Code, the Company will obtain stockholder approval of any amendment in such a manner and to such a degree as required. In the event the Board determines that the ongoing operation of the 2016 ESPP may result in unfavorable financial accounting consequences, subject to the limitations of Section 423 of the Code, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the 2016 ESPP to reduce or eliminate such accounting consequence by taking such actions as it deems necessary or advisable, including, but not limited to altering the purchase price for any offering period, shortening any offering period and allocating shares on a pro rata basis in as uniform a manner as is practicable and as it determines in its sole discretion to be equitable among all participants exercising options on the effected purchase date. Such modifications or amendments will not require stockholder approval or the consent of any 2016 ESPP participants.

Effective Date and Term. The 2016 ESPP is in effect until April 22, 2029 unless sooner terminated by the Board.

New Plan Benefits. The amounts of future stock purchases under the 2016 ESPP are not determinable because, under the terms of the 2016 ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon the fair market value of shares of the Company’s common stock.

U.S. Federal Income Tax Consequences Relating to the 2016 ESPP

The following is a summary of certain material federal income tax consequences associated with the grant and exercise of options under the 2016 ESPP under current federal tax laws and certain other tax considerations associated with purchase rights under the 2016 ESPP. The summary does not address tax rates, withholding rates or requirements or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

The 2016 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. In general, an employee will not recognize U.S. taxable income until the sale or other disposition of the shares of the Company’s common stock purchased under the 2016 ESPP (ESPP Shares). Upon such sale or disposition, the employee will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the ESPP Shares.

If the ESPP Shares are sold or disposed of more than one year from the date of purchase and more than two years after the first day of the offering period in which they were purchased, or upon the employee’s death while owning the ESPP Shares, the employee will recognize ordinary income in an amount generally equal to the lesser of: (i) an amount equal to 15% of the fair market value of the ESPP Shares on the first day of the offering period (or such other percentage equal to the applicable purchase price discount), and (ii) the excess of the sale price of the ESPP Shares over the purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP Shares held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the ESPP Shares.

If the ESPP Shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the employee’s death while owning the ESPP Shares, the employee generally will recognize as ordinary income an amount equal to the excess of the fair market value of the ESPP Shares on the date the ESPP Shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long or short-term capital gain or loss, depending on the employee’s holding period with respect to the ESPP Shares.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition of ESPP Shares prior to the expiration of the holding periods described above.

2016 ESPP Benefits

The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of our common stock that have been purchased under the 2016 ESPP since its approval by our stockholders in April 2013 through March 31, 2025.

2016 ESPP
Name and position	Number of shares

Douglas Ingram, President and Chief Executive Officer	—
Ian M. Estepan, Executive Vice President, Chief Financial Officer	1,928
Louise Rodino-Klapac, Ph.D., Executive Vice President, Head of R&D, Chief Scientific Officer	1,818
Bilal Arif Executive Vice President, Chief Technical Operations Officer	1,622
Dallan Murrary Executive Vice President, Chief Customer Officer	7,003

Former Officer
Ryan E. Brown, Former Executive Vice President, Chief General Counsel and Corporate Secretary	1,152
All executive officers as a group	14,263
All employees, including all current officers who are not executive officers, as a group	1,296,111

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to approve this proposal, excluding abstentions and broker non-votes.

The board of directors recommends that stockholders vote “FOR” approval of Amendment No. 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

(Proposal 5)

Our audit committee has selected the firm of KPMG LLP to be the Company’s independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2025 and the Company’s internal control over financial reporting. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This appointment is being submitted for ratification at the meeting. If not ratified, the audit committee will reconsider this appointment, although the audit committee will not be required to appoint different independent auditors. KPMG LLP has served as our independent auditors since 2002.

Audit and Other Fees

The following table shows fees for professional services rendered by KPMG LLP for the years ended December 31, 2024 and December 31, 2023:

Fees	2024	2023
Audit fees	$2,879,399	$2,319,027
Audit-related fees	-	-
Tax fees	1,024,698	1,037,421
All other fees	16,960	11,060
Total	3,921,057	3,367,508

Audit fees are fees for the integrated audit of our 2024 and 2023 consolidated financial statements and effectiveness of internal control over financial reporting included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and other services that are provided in connection with statutory and regulatory filings, such as consents.

Tax fees are fees for international, federal, state and local tax compliance and consultation services.

All other fees are fees related to subscription to KPMG LLP’s Accounting Research Online and Custom Learning Portal.

Policy on Audit Committee Pre-Approval of Fees

The audit committee must pre-approve all services to be performed for us by KPMG LLP. Pre-approval is granted usually at regularly scheduled meetings of the audit committee. If unanticipated items arise between regularly scheduled meetings of the audit committee, the audit committee has delegated authority to the chairwoman of the audit committee to pre-approve services, in which case the chairwoman communicates such pre-approval to the full audit committee at its next meeting. The audit committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During 2024 and 2023, all services provided by KPMG LLP were pre-approved by the audit committee in accordance with this policy.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to approve this proposal, excluding abstentions and broker non-votes.

The Board recommends that stockholders vote “FOR” ratification of this appointment.

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STOCK OWNED BY SAREPTA THERAPEUTICS, INC. MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the ownership of our common stock as of April 8, 2025, with respect to: (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (# of Shares)(2)	Percent of Class(2)
Officers and Directors
Richard J. Barry(3)	3,233,787	3.3%
M. Kathleen Behrens, Ph.D.(4)	253,192	*
Hans Wigzell, M.D., Ph.D.(5)	64,439	*
Claude Nicaise, M.D.(6)	77,528	*
Stephen L. Mayo, Ph.D.(7)	26,872	*
Michael Chambers(8)	309,212	*
Kathryn J. Boor, Ph.D.(9)	22,781	*
Deirdre Connelly	-	*

Douglas S. Ingram(10)	2,590,417	2.6%
Ian Estepan(11)	294,553	*
Louise Rodino-Klapac, Ph.D.(12)	332,097	*
Bilal Arif (13)	87,742	*
Dallan Murray(14)	195,811	*
All current directors and executive officers as a group (14 persons)(15)	7,514,081	7.6%

Former Officer
Ryan Brown (16)	63,329	*
5% Stockholder
BlackRock, Inc., 55 East 52nd Street, New York, NY 10022(17)	10,124,431	10.3%
Capital International Investors, 333 South Hope Street, 55th Fl, Los Angeles, CA 90071(18)	8,896,223	9.1%
The Vanguard Group, 100 Vanguard Blvd., Malvern PA 19355(19)	8,816,124	9.0%
Shares Issued and Outstanding 4/8/2025	98,256,898

* Indicates beneficial ownership of one percent or less.

(1)
Except as otherwise indicated, the address of each stockholder identified is c/o Sarepta Therapeutics, Inc., 215 First Street, Cambridge, MA 02142. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.
(2)
Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days as of April 8, 2025 are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.
(3)
Includes 52,099 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(4)
Includes 52,099 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(5)
Includes 41,599 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(6)
Includes 52,099 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(7)
Includes 20,251 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(8)
Includes 16,901 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.

(9)
Includes 16,901 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(10)
Includes 2,200,110 shares of our common stock subject to options exercisable within 60 days of April 8, 2025. Such shares are subject to a one-year holding period upon exercise.
(11)
Includes 248,967 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(12)
Includes 274,492 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(13)
Includes 71,318 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(14)
Includes 174,635 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(15)
Includes 3,241,162 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(16)
Includes 46,200 shares of our common stock subject to options exercisable within 60 days of April 8, 2025.
(17)
Based solely on information contained in the Schedule 13G/A filed with the SEC on June 7, 2024, reporting beneficial ownership of BlackRock, Inc. BlackRock Inc. has sole voting power of 9,898,523 shares of our common stock and sole dispositive power of 10,124,431 shares of our common stock.
(18)
Based solely on information contained in the Schedule 13G/A filed with the SEC on February 14, 2025, reporting beneficial ownership of Capital International Investors. Capital International Investors has sole voting power of 8,879,638 shares of our common stock and sole dispositive power of 8,896,223 shares of our common stock.
(19)
Based solely on information contained in the Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership of The Vanguard Group. The Vanguard Group has shared voting power of 36,267 shares of our common stock, sole dispositive power over 8,688,629 shares of our common stock and shared dispositive power over 127,495 shares of our common stock.

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Equity Compensation Plan Information

The table below summarizes information, as of December 31, 2024, with respect to shares of our common stock that may be issued under our equity plans:

	Number of securities to be issued upon exercise of outstanding options		Number of securities to be issued upon vesting of outstanding restricted stock awards/units		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Plan Category	(a)		(b)			(d)
Equity compensation plans approved by security holders	4,422,234	(1)	2,374,111	(1)	$106.43	3,541,233	(3)
Equity compensation plan not approved by security holders	4,462,238	(2)	318,803	(2)	$52.80	1,030,992	(4)
Total	8,884,472		2,692,914		$79.49	4,572,225

(1)
Of the number of securities to be issued upon exercise or vesting, 6,232,563 shares of our common stock are subject to outstanding options and RSUs under the 2018 Plan, and 563,782 shares of our common stock are subject to outstanding options and RSUs under our Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”). Following the adoption of the 2018 Plan, no further grants will be, or have been, made under the 2011 Plan.
(2)
4,634,871 shares of our common stock are subject to outstanding options and RSUs under the 2014 Employment Commencement Incentive Plan (the "2014 Plan"), and 146,170 shares of our common stock are subject to outstanding options and RSUs under the 2024 Employment Commencement Incentive Plan (the "2024 Plan").
(3)
Represents 3,378,370 shares of our common stock reserved for future issuance under the 2018 Plan, and 162,863 shares of our common stock reserved for issuance under the Amended and Restated 2016 Employee Stock Purchase Plan.
(4)
1,030,992 shares of our common stock were reserved for future issuance under the 2024 Plan.

AUDIT COMMITTEE REPORT

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The audit committee oversees the financial reporting process of the Company on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our Annual Report with management, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The audit committee discussed with KPMG LLP, our independent registered public accounting firm that is responsible for expressing an opinion on the conformity of audited consolidated financial statements with generally accepted accounting principles and an opinion on our internal controls over financial reporting, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the audit committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP their independence. The audit committee has considered the effect of non-audit fees on the independence of KPMG LLP and has concluded that such non-audit services are compatible with the independence of KPMG LLP.

The audit committee discussed with KPMG LLP the overall scope and plans for its audits. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls and the overall quality of our financial reporting. The audit committee held a total of five meetings during 2024.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the 2024 audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

This report has been furnished by the members of the audit committee.

AUDIT COMMITTEE

M. Kathleen Behrens, Ph.D., Chairwoman

Richard J. Barry

Stephen L. Mayo, Ph.D.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board’s Role in Risk Oversight

The Board and its standing committees (audit, compensation, nominating and corporate governance and research and development) oversee the management of risks inherent in the operation of our business and activities related to mitigation of such risks. The Board has delegated certain risk management responsibilities to its committees:

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The Board and the audit committee evaluate our policies with respect to risk assessment and risk management, and monitor our liquidity risk, regulatory risk, operational risk, climate risk and enterprise risk by regular reviews with management and external auditors and other advisors. In its periodic meetings with the independent accountants, the audit committee discusses the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.
•
In addition, the audit committee also oversees and reviews with management the Company’s information technology systems, cybersecurity policies, procedures and programs, including hardware and software improvements (such as potential artificial intelligence tools), to mitigate the risk of cyber-related threats and reports the findings of such review to the Board on an annual basis.
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As part of its responsibilities, the compensation committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us, as well as risks related to human capital.
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The Board and the nominating and corporate governance committee monitor our succession and governance risk by regular review with management and outside advisors.
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The Board and the research and development committee evaluate progress on research and development activities intended to identify, screen or advance drug candidates either for the Company's proprietary benefit or as part of an external collaboration.

Board Leadership Structure and Determination of Independence

Leadership Structure

The positions of Chief Executive Officer and Non-Executive Chairwoman of the Board are held by two different individuals. Currently, Mr. Ingram serves as our Chief Executive Officer and Dr. Behrens serves as the Chairwoman of the Board. Our Non-Executive Chairwoman has many of the duties and responsibilities that a “lead independent director” might have and, therefore, the Board has determined not to designate a separate “lead independent director.” This structure allows our Chief Executive Officer to focus on our strategic direction and our day-to-day business, while our Non-Executive Chairwoman provides guidance to the Chief Executive Officer and leads the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position given our commercial stage and number of product candidates, as well as the commitment required to serve as our Non-Executive Chairwoman. The Board believes that this leadership structure is appropriate because it allows us to speak externally to our various constituents, as well as internally to our officers and employees, on a unified and consistent basis, and fosters clear accountability and effective decision-making. At the same time, the Board’s structure incorporates appropriate independence and programs for risk management oversight of our overall operations, including our compensation programs. The Board will continue to assess the appropriateness of this structure as part of the Board’s broader succession planning process.

Board Determination of Independence

The Board has determined that each of our current directors, except for Mr. Ingram, is an “independent director” as that term is defined in Nasdaq Marketplace Rule 5605(a)(2). The independent directors generally meet in executive session at least quarterly.

The Board has also determined that each current member of the audit committee and the compensation committee meets the heightened independence standards applicable to those committees prescribed by Nasdaq, the SEC and the Internal Revenue Service.

We have been, and continue to be, a strong advocate of the independence of the Board and have put into place measures to see that the members of the Board provide independent oversight. The Board believes that it also has established substantial independent oversight of management. For example, each of the Board’s four standing committees is currently comprised solely of independent directors. Each of the standing committees operates under a written charter adopted by the Board. One result of this focus on director independence is that oversight of critical matters, such as the integrity of our financial statements, employee compensation, including compensation of the executive officers, the selection of directors and the evaluation of the Board and its committees, is entrusted to independent directors.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”). The Code of Conduct applies to all directors and employees, including all officers, managers and supervisors, and is intended to ensure full, fair, accurate, timely and understandable disclosures in our public documents and reports, compliance with applicable laws, prompt internal reporting of violations of these standards and accountability for adherence to standards. We have contracted with a third party to provide a method for employees and others to report violations of the Code of Conduct anonymously. A copy of the Code of Conduct is posted on our website at www.sarepta.com under “Investors - Corporate Governance.”

Policy Against Hedging of Stock

Our insider trading policy prohibits our directors, officers and employees from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.

Insider Trading Policies and Procedures

Our Insider Trading Policy governs the purchase, sale and other dispositions of our securities by directors, officers and employees of the Company and our subsidiaries, including their respective immediate family members and certain other affiliated persons and entities, other persons as the Company may determine, and the Company. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the Nasdaq listing standards applicable to us.

Our Insider Trading Policy is attached as an exhibit to our Annual Report on Form 10-K filed with the SEC on February 28, 2025.

Board and Committee Meetings

During 2024, the Board met six times and acted by unanimous written consent five times. During 2024, our audit committee met five times and acted by written consent one time, our compensation committee met five times and acted by written consent thirteen times, our nominating and corporate governance committee met five times and our research and development committee met two times. None of our directors attended fewer than 75% of the aggregate of all meetings of the Board and committees on which such director served.

We require all domestic-based members of the Board to attend the annual meeting of the stockholders in person, or virtually if such annual meeting is held solely as a virtual meeting, absent disability, illness, an emergency, or other unusual circumstances reasonably necessitating the director not being at the annual meeting. All of our directors serving on the Board at the time attended our virtual 2024 annual meeting of stockholders.

Committees of the Board

During 2024, the Board had four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the research and development committee. The charters for the audit committee, the compensation committee and the nominating and corporate governance committee, as adopted by the Board, are available on our website at www.sarepta.com under “Investors — Corporate Governance.” The functions performed by each committee are described below.

The following table summarizes the composition of our committees as of April 24, 2025:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research and Development Committee
Richard J. Barry	*	**	**
M. Kathleen Behrens, Ph.D.	**			*
Kathryn J. Boor, Ph.D.		*	*
Michael Chambers				*
Deirdre Connelly		*	*
Douglas S. Ingram
Stephen L. Mayo, Ph.D.	*			*
Claude Nicaise, M.D.		*		*
Hans Wigzell, M.D., Ph.D.			*	**

*Represents membership on a committee

**Represents Chair of a committee

Audit Committee

The audit committee reviews with our independent registered public accounting firm the scope, results and costs of the annual audit and our accounting policies and financial reporting. Our audit committee (i) has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, (ii) discusses with our auditors their independence from management, (iii) reviews the scope of the independent annual audit, (iv) establishes procedures for handling complaints regarding our accounting practices, (v) oversees risks including those related to cybersecurity and climate and (vi) oversees the annual and quarterly financial reporting process. A full description of the responsibilities and duties of the audit committee is contained in the audit committee charter.

The current members of the audit committee are M. Kathleen Behrens, Ph.D. (Chairwoman), Richard J. Barry and Stephen L. Mayo, Ph.D. The Board has determined that each of Dr. Behrens and Mr. Barry is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The audit committee report is included in this proxy statement.

Compensation Committee

The compensation committee oversees our compensation and benefits practices and programs, as more fully described in the “Compensation Discussion and Analysis” section of this proxy statement and the compensation committee charter. Pursuant to its charter, the compensation committee has the authority to delegate any of its responsibilities to subcommittees as the compensation committee may deem appropriate in its sole discretion.

To introduce fresh perspectives and to broaden and diversify the views and experiences represented on the compensation committee, we have implemented a compensation committee Chairperson and member rotation. The compensation committee charter includes a term limit of five years for the Chairperson of the compensation committee, with the first five-year period running from December 11, 2018.

In addition, our compensation committee charter provides that one member of the compensation committee will rotate out of the compensation committee every three years, with the first three-year period running from December 11, 2021, and any member that rotates out of the compensation committee pursuant to this policy may be eligible to rejoin the compensation committee only after a period of one calendar year from the date he or she ceases to serve as a member of the compensation committee. The Board waived this requirement in December 2024, as Deirdre Connelly had recently been appointed to such committee, thus broadening the membership, views and experiences of the committee. In addition, the Board felt that the experiences of existing committee members was important to Ms. Connelly's transition period onto the committee.

The current members of the compensation committee are Richard J. Barry (Chairman), Kathryn J. Boor, Ph.D., Deirdre Connelly, and Claude Nicaise, M.D. The compensation committee report is set forth in the “Compensation Committee Report” section of this proxy statement.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee reviews candidates and makes recommendations of director nominees for the Board. The nominating and corporate governance committee is also responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board, overseeing the Company's environmental, social and governance ("ESG") programs, and ensuring compliance with the Code of Conduct. As part of its duties, the nominating and corporate governance committee will consider individuals who are properly proposed by stockholders to serve on the Board in accordance with laws and regulations established by the SEC and Nasdaq, our Bylaws and applicable corporate law, and make recommendations to the Board regarding such individuals based on the established criteria for members of the Board. A description of these processes is included below under, “Director Nomination Process”. The nominating and corporate governance committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations. A full description of the responsibilities and duties of the nominating and corporate governance committee is contained in the nominating and corporate governance charter.

The current members of the nominating and corporate governance committee are Richard J. Barry (Chairman), Kathryn J. Boor, Ph.D., Deirdre Connelly, and Hans Wigzell, M.D., Ph.D.

Research and Development Committee

The research and development committee provides the Board with a deeper insight into the research and development activities at the Company. The research and development committee receives information for evaluation progress on research and development activities intended to identify, screen or advance drug candidates either for the Company´s proprietary benefit or as part of an external collaboration. In its review, the research and development committee includes external competition for early research programs, whether technology or therapeutic program based, as well as basic research, preclinical activities and clinical studies. Based on information received by the research and development committee, the committee advises to the full Board regarding: (i) research and development activities to support the Company’s multi-year strategic plan; (ii) appropriateness of the overall annual research and development budget relative to the strategic plan and other major expenditures; (iii) advisability of collaborative programs; and (iv) advisability of management’s recommendations for initiation of clinical studies.

The current members of the research and development committee are Hans Wigzell, M.D., Ph.D. (Chairman), M. Kathleen Behrens, Ph.D., Michael Chambers, Stephen L. Mayo, Ph.D. and Claude Nicaise, M.D.

Director Nomination Process

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and range of backgrounds necessary to oversee our business. In addition, the Board believes that there are certain attributes that every member of the Board should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the nominating and corporate governance committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. The nominating and corporate governance committee has not established specific minimum age, education and years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Board seeks to ensure that each director will have high standards of personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board, as a whole, will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate and a global perspective. These qualifications and attributes are not the only factors the nominating and corporate governance committee will consider in evaluating a candidate for nomination to the Board, and the nominating and corporate governance committee may reevaluate these qualifications and attributes at any time.

The nominating and corporate governance committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria include the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of our business, independence, judgment and integrity, ability to commit sufficient time and attention to Board activities, and any potential conflicts with our business and interests. In addition, the Board and the nominating and corporate governance committee annually evaluate the composition of the Board to assess the skills and experience that are currently represented, as well as the skills and experience that the Board will find valuable in the future, given our strategic plans. The Board and the nominating and corporate governance committee believe that a range of views and experiences is an important factor in determining the composition of the Board and, therefore, seek a variety of occupational and personal backgrounds for its members in order to obtain a broad range of viewpoints and perspectives and to enhance the Board. This annual evaluation of the Board’s composition enables the Board and the nominating and corporate governance committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as our needs evolve and change over time. In identifying director candidates from time to time, the Board and the nominating and corporate governance committee may identify specific skills and experience that they believe we should seek in order to constitute a balanced and effective Board.

The nominating and corporate governance committee will consider for nomination to the Board candidates recommended by stockholders, provided that such recommendations are delivered to the nominating and corporate governance committee in the manner described below under “Communications with the Board,” together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected. The nominating and corporate governance committee must receive the foregoing information not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is more than 30 days before or more than 60 days after the anniversary date, the nominating and corporate governance committee must receive the foregoing information not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the date of the annual meeting is first disclosed in a public announcement. Additionally, any stockholder that intends to solicit proxies in support of a director nominee other than the Board's nominees also must comply with Rule 14a-19 under the Exchange Act. The nominating and corporate governance committee will consider nominations to the Board from stockholders who comply with the foregoing procedures and will consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources, which is described above.

Except as set forth above, the nominating and corporate governance committee does not have a formal process for identifying and evaluating nominees for director. The nominating and corporate governance committee takes into consideration such factors as it deems appropriate when nominating candidates and, if appropriate, the nominating and corporate governance committee will make a recommendation to the Board regarding a nominee. In addition, the nominating and corporate governance committee has from time to time engaged third-party director search firms, as it deemed appropriate and in the best interests of the Company and may continue to do so in the future. These search firms provide the nominating and corporate governance committee with the resumes of qualified candidates and assist with due diligence on nominee candidates, including background checks.

Communications with the Board

The Board welcomes and encourages stockholders to share their thoughts regarding our Company. While the Board encourages such communication, for a variety of reasons, including, but not limited to compliance with securities laws, fiduciary duties of the directors and good business practices relating to corporate communications, our preference is that stockholders communicate with the Board in compliance with our communications policy. Our communications policy, as adopted by the Board, provides that all communications should be in writing and directed to the attention of our Investor Relations Department at Sarepta Therapeutics, Inc., 215 First Street, Cambridge, MA 02142, or investors@sarepta.com. Our Investor Relations Department will review the communication, and if the communication is determined to be relevant to our business operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature), Investor Relations will then distribute a copy of the communication to the chair of the Board, the chair of the audit committee, and our internal and outside counsel. Based on the input and decision of these persons, along with the entire Board, if it is deemed necessary, we, through our Investor Relations Department, will respond to the communication.

Corporate Sustainability Considerations

The Board provides oversight and guidance to support the continued focus on and importance of culture to our Company. The pillars that support our mission to be the global leader in precision genetic medicine are our six cultural values:

Through a continued focus on these values, we strive to create a differentiated culture that attracts, develops and engages top talent in support of our mission. We routinely measure our culture and values through employee surveys and by using our values as a basis for employee performance reviews and in hiring.

Oversight

We also understand that delivering on our mission over the long term requires a focus on corporate sustainability and responsibility, including ESG items. The Board and nominating and corporate governance committee have formal oversight over corporate sustainability topics and meet with management on an annual basis, or more frequently as needed, to review our ESG initiatives. In addition, we have delegated responsibility for overseeing human capital (including talent recruitment and inclusion) to our compensation committee.

Compensation of Board

We use a combination of cash and stock-based incentive compensation to attract, motivate and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that the members of the Board expend in fulfilling their duties to us as well as the skill level we require of our directors. We also reimburse our directors for travel and other necessary business expenses incurred in the performance of their services for us.

Director compensation is reviewed annually by the compensation committee, who receives input and recommendations from Aon’s Human Capital Solutions practice, a division of Aon plc (formerly known as Radford) (“Aon”), its independent, third-party compensation consultant. From time to time, the compensation committee makes recommendations to the Board regarding changes to the Company’s non-employee director compensation. Our director compensation policy was updated by the Board in February 2019 upon the recommendation of the compensation committee and after consideration of peer data presented by Aon (the “Director Compensation Policy”).

In addition, the 2018 Plan provides that any equity-based awards granted to any non-employee director under the 2018 Plan in respect of any fiscal year combined with any cash-based compensation granted to any non-employee director under the 2018 Plan or otherwise in respect of any fiscal year, in each case solely with respect to his or her service to the Board, may not exceed $1 million based on the aggregate fair market value (determined as of the date of grant) of any equity-based awards plus the aggregate value of any cash-based compensation, except that with respect to the initial fiscal year in which a non-employee director commenced service on the Board, such annual limit is $1,500,000.

Cash Compensation

Under the cash compensation component of the Director Compensation Policy, our non-employee directors receive cash compensation of $60,000 per year for their service on the Board. In addition, any non-employee director serving as chair, or interim chair, of the Board receives an additional $37,500 per year for such service as chair. The chair of the audit committee receives an additional fee of $25,000 per year for such service; the chair of the compensation committee receives an additional fee of $20,000 per year for such service; the chair of the nominating and corporate governance committee receives an additional fee of $16,000 per year for such service; and the chair of the research and development committee receives an additional fee of $20,000 per year for such service. Finally, members of committees who are not serving as the chairs of such committees receive an additional fee of $12,500 per year for services as audit committee members; $10,000 per year for services as compensation committee members; $8,000 per year for services as nominating and corporate governance committee members; and $10,000 per year for services as research and development committee members. All cash fees are paid on a quarterly basis at the beginning of the applicable quarter. Our non-employee directors’ average cash compensation for their services on the Board and its committees during 2024 was between the 50th and 75th percentiles of our peer group, which is the same peer group used for executive compensation purposes, as described in more detail below in our Compensation, Discussion and Analysis section, but aggregate cash compensation paid was positioned at the peer 50th percentile as a result of our board size. In February 2024, the Board approved an increase to the cash compensation for service on our Board, as chair of our Board, and as chair of our nominating and corporate governance committee, as well as for service on our nominating and corporate governance and research and development committees based in part on peer group market data and continued Company growth.

Stock-Based Compensation

Initial Grants. Pursuant to the Director Compensation Policy, each individual who is first elected, or appointed, as a non-employee member of the Board is automatically granted an initial grant with an aggregate grant date fair value of approximately $712,500, divided equally into RSUs and an option to purchase shares of the Company’s common stock (the “Initial Option”). The exercise price of the Initial Option will equal the closing sales price of the Company’s common stock as reported by The Nasdaq Global Select Market on the date of grant. The RSUs and the Initial Option vest in three equal annual installments beginning on the one-year anniversary of the grant, subject to continued service to the Board.

Annual Option and RSU Awards. Pursuant to the Director Compensation Policy, our non-employee directors received an annual equity grant with an aggregate grant date fair value of approximately $475,000; this target grant date fair value falls approximately at the 75th percentile of the grant date value of equity-based remuneration awarded to directors of companies in our peer group, but aggregate annual equity compensation falls approximately at the 50th percentile as a result of our board size. The Board determined that the annual equity compensation was appropriate considering our board size, the degree of Board involvement and the high frequency of Board meetings. This annual equity grant was divided equally between an option to purchase shares of the Company’s common stock (the “Annual Option”) and an RSU award, based on the closing sales price of the Company’s common stock as reported by The Nasdaq Global Select Market on the date of grant. The Annual Option and the RSUs vest in full on the one-year anniversary of the grant date, provided that the non-employee director continues to serve as a director until such date.

The following table sets forth 2024 compensation information for the non-employee directors who served on the Board in 2024. All compensation numbers are expressed in U.S. dollars.

Name	Fee Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	All Other Compensation	Total
Current Directors:
M. Kathleen Behrens, Ph.D.	$130,646	$237,525	$248,782	—	$616,952
Richard J. Barry	$106,893	$237,525	$248,782	—	$593,200
Claude Nicaise, M.D.	$78,331	$237,525	$248,782	—	$564,638
Hans Wigzell, M.D., Ph.D.	$85,713	$237,525	$248,782	—	$572,020
Stephen L. Mayo, Ph.D.	$80,831	$237,525	$248,782	—	$567,138
Michael Chambers	$68,331	$237,525	$248,782	—	$554,638
Kathryn Boor, Ph. D.	$76,578	$237,525	$248,782	—	$562,885
Deirdre Connelly	$19,418	$356,216	$355,341	—	$730,975

(1)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of RSU and option awards granted in 2024 calculated in accordance with FASB ASC Topic 718, disregarding the effect of forfeitures. Assumptions used in the calculation of these amounts are included in Note 15 to the consolidated financial statements set forth in our Annual Report. As of December 31, 2024, each of our non-employee directors had 3,679 shares underlying options and 1,846 shares underlying RSUs outstanding except for Deirdre Connelly who was appointed to the Board in September 2024 and had 6,442 shares underlying options and 2,842 shares underlying RSUs outstanding.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis (CD&A) that follows is organized in three parts:

I. 2024 Compensation Program Overview and Factors That Influenced 2024 Named Executive Officers' Compensation

II. 2024 Named Executive Officer Compensation

III. Compensation Agreements for Named Executive Officers

Throughout this CD&A, individuals who served as our principal executive officer and principal financial officer during 2024, as well as the other executive officers listed in the Summary Compensation Table included herein, are referred to as the “named executive officers.” Our named executive officers for 2024 were:

Name	Position(s)
Douglas S. Ingram	President and Chief Executive Officer
Ian M. Estepan	Executive Vice President, Chief Financial Officer
Bilal Arif	Executive Vice President, Chief Technical Operations Officer
Louise Rodino-Klapac, Ph.D.	Executive Vice President, Head of R&D, Chief Scientific Officer
Dallan Murray(1)	Executive Vice President, Chief Customer Officer
Ryan E. Brown(2)	Former Executive Vice President, Chief General Counsel and Corporate Secretary

(1)
Mr. Murray was designated an executive officer effective April 24, 2024.
(2)
Mr. Brown resigned from his role of Executive Vice President, Chief General Counsel effective November 26, 2024 and continued as an employee until March 24, 2025 to support the transition of our new Chief General Counsel.

I. 2024 Compensation Program Overview and Factors That Influenced 2024 Named Executive Officers’ Compensation

Executive Summary

2024 was another transformative and important year for the Company. We met or exceeded a majority of our corporate goals for 2024, including the conversion of our accelerated approval for Elevidys for ambulatory patients who are at least 4 years of age to traditional approval, and were granted accelerated approval for Elevidys for non-ambulatory patients. More specifically, and to highlight some of our additional achievements in 2024:

Elevidys

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Expanded Label. In June 2024, the FDA expanded the label of Elevidys (delandistrogene moxeparvovec-rokl), to individuals with Duchenne who are at least 4 years of age, as well as granted accelerated approval for the treatment of non-ambulatory Duchenne patients.
•
Additional Data. In early October 2024, efficacy and safety results from Part 1 of Study 9001-301 (EMBARK) were published in Nature Medicine. At the 2024 World Muscle Society Congress, we presented safety and efficacy data from various SRP-9001 trials, including skeletal muscle MRI data from EMBARK, cardiac MRI data from EMBARK and five-year functional results from Study SRP-9001-101.

Financial Performance

•
We greatly exceeded our 2024 full-year guidance. Our financial results are briefly described below and discussed in our Annual Report on Form 10-K filed with the SEC:
o
Elevidys Revenue
▪
Fourth quarter 2024: approximately $384 million

▪
Full-year 2024: approximately $821 million
o
PMO Net Product Revenue
▪
Fourth quarter 2024: approximately $254 million
▪
Full-year 2024: approximately $967 million
o
Total Net Product Revenue (PMO Products and Elevidys)
▪
Fourth quarter 2024: approximately $638 million
▪
Full-year 2024: approximately $1.79 billion
▪
This represents a 56% increase over full-year 2023, excluding collaboration and other revenue from Roche’s ex-U.S. sales

Clinical Programs

•
SRP-5051:
o
Discontinuation. Despite announcing positive data from Part B of Momentum (a Phase 2 study of SRP-5051) earlier in 2024, we made the decision to discontinue the SRP-5051 development program in the third quarter of 2024. This decision was based in part on information available to date, including the risk-benefit of the program, feedback from the FDA, and the evolving therapeutic landscape for Duchenne.
•
SRP-9003 (LGMD2E):
o
Fast Track Designation. In the second quarter of 2024, the FDA granted Fast Track designation to SRP-9003 (bidridistrogene xeboparvovec). SRP-9003 is an investigational gene therapy for the treatment of limb-girdle muscular dystrophy Type 2E/R4 (LGMD2E/R4), or beta-sarcoglycanopathy. The Fast Track designation is a process designed to facilitate the development and expedited review of drugs that treat serious conditions and fill unmet medical needs.
o
EMERGENE. In December 2024, we completed enrollment and dosing in EMERGENE (Study SRP-9003-301), a Phase 3 clinical trial of SRP-9003.

Other Notable Events

•
Global Licensing and Collaboration Agreement with Arrowhead Pharmaceuticals, Inc.:
o
We obtained an exclusive worldwide license to four clinical-stage and three preclinical-stage programs in muscle, central nervous system, and rare pulmonary disorders, including potential best-in-class siRNA-based treatments for myotonic dystrophy type 1 (DM1) and facioscapulohumeral muscular dystrophy (FSHD).
o
Additionally, the parties entered into a discovery partnership pursuant to which we will nominate, and Arrowhead will deliver, IND-ready constructs for six targets across skeletal muscle, cardiac, and CNS.

Named Executive Officer Compensation. The Company’s accomplishments in 2024 were directly tied to the performance of the Company’s named executive officers, and thus were an important factor in determining the named executive officers’ compensation for 2024. In light of these significant accomplishments, certain of which are summarized above and detailed further below, our named executive officers received the following compensation for 2024:

•
Annual cash bonus awards in an amount equal to 130% of their target bonuses, based on the achievement of pre-established corporate goals approved by the compensation committee and Board;

•
Salary increases, approved by the compensation committee in February 2024, with such increases in part informed by peer company and market survey data provided by Aon; and
•
Annual equity grants (except for Mr. Ingram) consisting of time- and performance-based equity awards in March 2024 that further aligned the long-term interests of our executives with those of our stockholders. As previously disclosed, in 2024, PSUs represented approximately 50% of the total equity awarded (measured at target) to our named executive officers (except for Mr. Ingram).

These and other compensation decisions are further detailed below.

Overview of Named Executive Officer Compensation Program

Objectives and Design

The objectives of our executive officer compensation policies and programs are to attract and retain well-qualified senior executive management, to motivate their performance to attain clearly defined goals approved by the Board, and to align executives' long-term interests with those of our stockholders. In addition, our compensation committee believes that maintaining and improving the quality and skills of our executive management team, and appropriately incentivizing their performance, are critical factors affecting our stockholders’ realization of long-term value and the achievement of our short- and long-term financial and operational goals. While starting base salaries and benefits are fixed, merit salary increases, actual cash incentive awards and annual equity grants are based on performance measured against strategic and operational goals.

We intend for total compensation, which we define as base salary, incentive cash compensation, equity compensation and benefits, to be competitive in the biopharmaceutical marketplace in which we compete for talent. Providing a competitive level of total compensation is essential to attracting and retaining executive level employees as we continue to advance our ambitious goals as an organization. The overall market for experienced management is highly competitive in the life sciences and biopharmaceutical industries. We face substantial competition in recruiting and retaining top professionals from companies ranging from large and established biopharmaceutical companies to entrepreneurial early-stage companies, which we expect will continue for the foreseeable future.

Our compensation committee works closely with Aon, its independent compensation consultant, throughout the year to ensure that our compensation program remains competitive within the market in which we compete for talent. One of the services provided by Aon to our compensation committee is the identification of a market framework (including a peer group of companies) to use as a reference point for executive compensation decisions. Peer group benchmarking is one of the key factors considered by the compensation committee in setting named executive officer compensation levels and making other compensation decisions.

The following executive compensation principles form the basis of the Company’s compensation philosophy and guided the compensation committee during 2024 in fulfilling its roles and responsibilities:

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compensation levels and opportunities should be sufficiently competitive to facilitate the recruitment and retention of experienced executives in our highly competitive biopharmaceutical talent market;
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compensation should reinforce our business strategy by integrating and communicating key metrics and operational performance objectives and by emphasizing at risk short- and long-term incentives in the total compensation mix;
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compensation programs should align executives’ long-term financial interests with those of our stockholders by providing equity-based incentives without incentivizing the executives to take inappropriate risks in order to enhance their individual compensation;
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executives with comparable levels of responsibility should be compensated comparably; and
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compensation should be transparent and easily understandable to both our executives and our stockholders.

Parameters of the Executive Compensation Program, Including Performance Components

The compensation committee believes that the total compensation package provided to our named executive officers, which combines both short- and long-term incentives, (i) is competitive without being excessive, (ii) is at an appropriate level to assure the retention and motivation of highly skilled and experienced leadership, (iii) is attractive to any additional talent that might be needed in a rapidly changing competitive landscape, (iv) avoids creating incentives for inappropriate risk-taking by the named executive officers that might be in their own self-interests, but might not necessarily be in the best short- and long-term interests of our stockholders, and (v) provides the appropriate incentives to our executives to create long-term organizational and stockholder value by granting to our executive officers (other than Mr. Ingram in 2024) equity awards with time-based four-year vesting periods and performance-based awards dependent on the achievement of important Company milestones that create value for stockholders. These vesting periods are designed to incentivize our named executive officers to focus on the long-term interests of the Company. They also reward sustained and continued outperformance over a multi-year period and reduce the potential for large payments based on short-term market dynamics that may be unrelated to company performance. In addition, equity awards with service-based vesting act as a retention mechanism as they raise the executives’ cost of pursuing external job opportunities.

The compensation committee does not have a pre-established policy for allocating total compensation between cash and non-cash compensation, between long-term and currently paid-out compensation, or between fixed and variable compensation. In establishing the levels and components of compensation for the named executive officers, including the Chief Executive Officer, the compensation committee considers a number of factors, including analyses of compensation of peers and other companies in the biopharmaceutical industry, analyses of reports from Aon, the satisfaction of (or failure to satisfy) previously-developed performance measurements for the named executive officers and the Company, and the value and size of the total vested and unvested equity grants held by each of the named executive officers.

A substantial portion of the 2024 target pay mix for each named executive officer is tied to our performance. This target pay mix was designed to better align the long-term interests of our named executive officers with those of our stockholders and to retain our executive talent.

We believe that the components and pay mix of our 2024 named executive officer compensation program achieved an appropriate balance between managing the Company’s hiring and retention needs and paying for performance that increases stockholder value.

Enhancing Compensation Practices with Stockholder Engagement and Feedback

We have consistently worked with our stockholders during recent years to obtain their feedback on our compensation practices. At our 2024 annual meeting, our say-on-pay proposal was approved by approximately 87% of stockholders entitled to vote. Despite this strong support, management and the Board have continued to discuss our compensation practices with stockholders, including stockholders that voted against the Company’s say-on-pay proposals in previous years.

Our Chairwoman and Chairman of the compensation committee engage with stockholders on topics of interest to them on an annual basis, regardless of the outcome of the say-on-pay advisory vote. Based on stockholder feedback, we made a series of changes over the last several years to enhance our compensation practices and policies. Below are some highlights of the changes we have made to our compensation practices, policies and disclosures:

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Increased Focus on “At-risk” Awards. Beginning in 2022, the compensation committee granted PSUs to our executive officers (other than Mr. Ingram due to his outstanding performance-based stock option awards). In 2024, as previously disclosed, the compensation committee allocated approximately 50% of the long-term incentive opportunity to PSUs, continuing the increases in such proportion in recent years. The terms of the PSU awards reflected a mix of financial and key program milestones. In addition to providing retention value, the PSU awards are viewed by our compensation committee as a tool that further aligns our named executive officers interests with those of our stockholders, as the milestones used in the PSUs have the potential to bring significant value to stockholders both in the short and long-term.

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Appropriate Balance of Compensation Based on Short-term and Long-term Performance Goals. The Company has sought to establish goals under our annual bonus program that balance achievements that confer value to stockholders over the course of the year (e.g., product revenue goals) with other efforts that are designed to provide the basis for longer term positive return to stockholders (e.g., advancing our pipeline).
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Policies that Reflect Best Practices. The Company has established other policies that it believes reflect responsible pay and governance practices such as stock ownership requirements for directors and officers and a clawback policy (see page 57 for details).

Compensation Program Design

While fixed compensation, such as base salary and benefits, is primarily designed to be competitive in the biopharmaceutical marketplace for employees, incentive compensation is designed to be primarily performance-based and to reward strategic and operational achievements, while still aligning with our peers in the industry. Historically, actual incentive compensation for the named executive officers other than the Chief Executive Officer has been a function of the achievement of defined and agreed upon corporate goals and performance against such goals.

The at-risk component of the compensation package for each named executive officer, which includes a target bonus and long-term equity incentives, is typically determined (in whole or in part) on the basis of achievement of pre-established corporate goals. In determining the 2024 equity awards of our named executive officers, the compensation committee took into account (i) the short and long-term value to stockholders being built by the Company, (ii) the competitive annual market compensation that peer group companies pay to each individual executive serving in a similar position, (iii) the achievement of 2023 corporate goals and individual contributions to such goals, (iv) the amount of vested and unvested equity awards held by a named executive officer at the time of grant and (v) market factors that require the Company to remain competitive in its compensation package in order to attract and retain qualified individuals.

The tables below provide a high-level summary of our 2024 compensation program as well as our compensation policies and practices.

2024 NEO Compensation Program Components		2024 NEO Compensation Highlights
Fixed	Base Salary	Named executive officers received a salary increase in 2024, in part informed by peer group and other market data provided by Aon.
Variable/ Performance-Based	Bonus

Performance-based cash payment for CEO and other named executive officers was based on achievement of the 2024 corporate goals set by the compensation committee and Board. The compensation committee and Board reviewed performance made against each goal and determined the overall achievement level of the corporate goals.

Time- and Performance-based Equity Awards

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Mr. Ingram did not receive any new equity awards in 2024.
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Granted equity awards to named executive officers (except for Mr. Ingram) in March 2024 consisted of stock options and RSUs with a four-year vesting period (see page 54 for details) which focus the executives on future stock appreciation over a sustained period.
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In addition, named executive officers (except for Mr. Ingram) were awarded PSUs in March 2024 with milestones related to both financial based metrics and operational objectives. The PSUs also contained various time-based vesting terms (see page 55 for details). In addition to serving as a retention tool, these PSUs further align our named executive officers' potential compensation with the achievement of important Company milestones.

Snapshot of Current Key Governance and Compensation Practices and Policies
✓	A significant portion of pay is tied to Company operational or stock price performance, including PSUs
✓	Stock Ownership Guidelines
✓	Annual stockholder Say-on-Pay vote
✓	Annual compensation risk assessment
✓	Robust Clawback Policy
✓	Ongoing Company and Board engagement with stockholders regarding Company compensation practices
✓	Independent compensation consultant
✓	Compensation committee chair and member rotation
✓	Equity awards held by our named executive officers are not subject to automatic full acceleration on a change in control
✓	Utilize noncompetition and nonsolicitation agreements for senior executives
✓	Prohibition on hedging or pledging of Company stock
✓	Prohibition on tax gross-ups for relocation and temporary housing expenses to executive officers
✓	Practice of not paying excessive perquisites

Role of Chief Executive Officer

Our Chief Executive Officer plays an important role in determining executive compensation, other than with respect to his own compensation. No less than annually, our Chief Executive Officer assesses the performance of the executive officers other than himself. Following such assessments, our Chief Executive Officer recommends to the compensation committee a base salary, performance-based bonus and grant of an equity-based award for each named executive officer other than himself. The compensation committee considers the information provided by the Chief Executive Officer, together with other information available to the compensation committee such as peer group and other data provided by Aon, and determines the compensation for each named executive officer.

Role of Compensation Consultants

The compensation committee engaged Aon to assist with the committee’s 2024 compensation review, analysis and actions. Aon’s services generally included:

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identifying an updated market framework (including a peer group of companies) to use as a reference point;
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gathering data on our executive officer cash and equity compensation levels relative to competitive market practices; and
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developing a market-based framework for potential changes to our compensation program for the compensation committee’s review and input.

After review and consultation with Aon, our compensation committee determined that Aon is independent, and that there is no conflict of interest resulting from retaining Aon during fiscal year 2024. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and the Nasdaq listing standards.

Other than the services provided to our compensation committee, including consulting services with respect to director compensation matters, Aon did not perform any other work for us in 2024 that exceeded $120,000.

II. 2024 Named Executive Officer Compensation

Detailed Analysis of 2024 Executive Compensation Program

Competitive Market Review for 2024

In determining the 2024 base salaries, cash bonus opportunities and equity grants for our named executive officers, our compensation committee used competitive market data based on the following peer group that was developed with input from Aon, and approved by the compensation committee, in September 2023:

PEER GROUP
• ACADIA Pharmaceuticals, Inc. • Alkermes • Alnylam Pharmaceuticals Inc. • BioMarin Pharmaceutical Inc. • Blueprint Medicines • Exelixis, Inc. • Halozyme Therapeutics, Inc. • Incyte Corp.	• Ionis Pharmaceuticals Inc. • Jazz Pharmaceuticals plc • Neurocrine Biosciences, Inc. • PTC Therapeutics • Repligen Corporation • Sage Therapeutics • Ultragenyx Pharmaceutical Inc. • United Therapeutics

This peer group (the "2024 Peer Group") was selected after consideration of the following criteria: industry sector, stage of development (commercial), employee headcount, market capitalization and revenue. Amicus Therapeutics and Horizon Therapeutics, which were members of our 2023 peer group, were not included in the 2024 Peer Group as they no longer met all of the relevant criteria. Based on the approved peer group, Aon prepared an executive compensation assessment that included publicly-available proxy information and certain non-public information for third-party executive compensation for the compensation committee’s consideration. In analyzing and setting our executive compensation program for 2024, the compensation committee compared certain aspects of our named executive officers’ compensation, including base salary, target bonus and long-term equity incentives, to the compensation levels provided by our 2024 Peer Group as part of this assessment. The compensation committee also reviewed data from the Aon Global Life Sciences Survey, which is comprised of seventeen companies with a median market capitalization of $6.2 billion.

Base Salaries

The compensation committee reviews the base salaries of our named executive officers annually. We also assess salaries at the time of hire, promotion or other change in responsibilities. In establishing and adjusting executive salaries, the compensation committee considers information regarding base salaries paid by companies in our peer group, other data from Aon, individual performance, complexity of the position and tenure of the executive officer and internal comparability considerations. The Board approves our Chief Executive Officer’s base salary after reviewing the compensation committee’s recommendation.

Based on the above and the results of the peer group compensation assessment and other data provided by Aon, we determined that base salaries for our named executive officers in 2024 generally reflected market competitive positioning.

The base salary levels as of December 31, 2024 and December 31, 2023 for our named executive officers are summarized in the table below. The compensation committee believes that these adjustments were appropriate in light of our compensation philosophy, recent accomplishments including the broad label expansion for Elevidys, and the need to retain the Company’s executive talent.

Name	Title	Salary 2024	Salary 2023	$ Change	% Change
Douglas S. Ingram	President and Chief Executive Officer	$854,729	$814,028	$40,701	5%
Ian M. Estepan	Executive Vice President, Chief Financial Officer	$661,856	$636,400	$25,456	4%
Louise Rodino-Klapac, Ph.D.	Executive Vice President, Head of R&D, Chief Scientific Officer	$671,674	$645,840	$25,834	4%
Bilal Arif	Executive Vice President, Chief Technical Operations Officer	$551,200	$520,000	$31,200	6%
Dallan Murray	Executive Vice President, Chief Customer Officer	$629,900	—	—	N/A

Former Officer
Ryan E. Brown	Former Executive Vice President, Chief General Counsel and Corporate Secretary	$596,500	$558,900	$37,600	7%

Performance-Based Cash Bonuses

In December 2023, the compensation committee, with input from our Chief Executive Officer and the Board, established overall corporate goals against which the performance of our named executive officers would be measured for purposes of determining their 2024 bonus payments as well as the weightings for each goal. In establishing the 2024 corporate goals, the compensation committee focused on objectives likely to create both short and long-term stockholder value. Although our corporate goals are intended to be achievable with significant effort, they are substantially uncertain to be achieved and, as a result, we do not expect that every goal will actually be attained in any given year.

The target annual cash bonuses for 2024 for each of our named executive officers, expressed as a percentage of base salary, were as follows: Mr. Ingram 100%, and Dr. Rodino-Klapac, Messrs. Estepan, Murray, Brown, and Arif 50%.

The compensation committee and the Board reviewed and discussed each of our corporate goals and the Company’s achievement towards each goal when determining the scores for each of our primary focus corporate goal areas. The compensation committee also reviewed with the Chief Executive Officer the performance of each named executive officer (excluding the Chief Executive Officer) and his or her contributions towards achieving the 2024 goals.

In 2024, the compensation committee and the Board determined the following with respect to each of our primary focus corporate goal areas:

Goal Area	Metric	Achievement	Target	Achievement
Elevidys	Label expansion of Elevidys to all ambulatory patients	- Achieved four-year old and older traditional approval - Also achieved non-ambulatory accelerated approval	40%	60%
2024 Revenue Goals	Assuming a full label expansion of Elevidys: $1.31 billion in total Company revenue	- Greatly exceeded revenue goals, including approximately $821 million in total revenue for Elevidys and approximately $967 million in total revenue for our phosphorodiamidate morpholino oligomer ("PMO") products, resulting in total Company revenue of $1.79 billion	30%	45%
External Opportunities	Continue to search, evaluate and conduct cross-functional diligence on potential significant business development opportunities to deepen our pipeline	- Conducted various evaluations of external opportunities - Signed Collaboration and License Agreement with Arrowhead Pharmaceuticals, Inc., resulting in Sarepta obtaining an exclusive worldwide license to four clinical-stage and three preclinical-stage programs in muscle, central nervous system, and rare pulmonary disorders, including siRNA-based treatments for DM1 and FSHD	10%	13%
Advance Pipeline	Continue to advance our pipeline and capabilities, including the following activities: - Continue to evaluate SRP-5051 program - Complete enrollment of SRP-9003 - Execute on ongoing clinical trials - Continue to advance manufacturing objectives, including suspension manufacturing	- Discontinued SRP-5051 program - Completed enrollment of SRP-9003 - Continued advancing imflidase and plasmapheresis studies - Continued work on suspension and adherent manufacturing	10%	7%
Enablers	- Operate within budget - Continue to strengthen our corporate culture - Support and advocate for policies that encourage scientific innovation	- Operated within budget - Supported the adoption efforts of newborn screening for Duchenne in three additional states - Delivered gene therapy educational content across 30 regional workshops - Continued focusing on maintaining merit-based culture, including adopting competency based interviewing to assess potential talent for cultural alignment prior to hiring - Voluntary employee turnover rate was significantly less than life sciences benchmark	10%	10%
Total				135%

Notable achievements included exceeding the product revenue goal, receiving a broad label expansion for Elevidys and entering into the Collaboration and License Agreement with Arrowhead, as described above.

Although the Company achieved or exceeded many of its goals, not all goals were met. The Board and compensation committee, after having considered the specific achievement levels for each category shown above, determined to exercise negative discretion and approve the corporate pool funding at 130%, and that each named executive officer should receive a cash-based bonus funded at such amount.

The Board also approved the Chief Executive Officer's bonus in 2024 at 130%, as recommended by the compensation committee, after reviewing his performance and contributions towards our corporate goals.

2024 Earned Annual Cash Incentives

The following table shows, for each of our named executive officers, the aggregate dollar value of the bonuses awarded for 2024 and 2023:

Name	Title	Bonus 2024(1)		Bonus 2023(2)	$ Change	% Change
Douglas S. Ingram	President and Chief Executive Officer	$1,111,148		$842,519	$268,629	32%
Ian M. Estepan	Executive Vice President, Chief Financial Officer	$430,206		$365,930	$64,276	18%
Louise Rodino-Klapac, Ph.D.	Executive Vice President, Head of R&D, Chief Scientific Officer	$436,588		$371,358	$65,230	18%
Bilal Arif	Executive Vice President, Chief Technical Operations Officer	$358,280		$299,000	$59,280	20%
Dallan Murray	Executive Vice President, Chief Customer Officer	$409,435		—	—	N/A

Former Officers
Ryan E. Brown	Former Executive Vice President, Chief General Counsel and Corporate Secretary	$387,725	(3)	$321,368	$66,358	21%
(1)
The 2024 bonus figure reflects a cash bonus received in March 2025.
(2)
The 2023 bonus figure reflects a cash bonus received in March 2024.
(3)
Mr. Brown remained a non-executive employee until March 24, 2025. The 2024 bonus figure reflects a cash bonus received in March 2025 based on his performance in 2024.

2024 Equity Incentive Compensation

In March 2024, the compensation committee granted the named executive officers, except for Mr. Ingram, annual stock option awards, PSUs, and RSUs under our 2018 Plan. The target value of these annual awards was based on market competitive targets using our peer group and was structured to align the long-term financial interests of our named executive officers with those of our stockholders.

The options vest as follows: 25% of the shares of our common stock underlying such options vested on March 1, 2025, and 1⁄48th of the total shares of our common stock underlying such options will vest on each monthly anniversary thereafter, such that the options will be fully vested on March 1, 2028, subject to the named executive officer continuing to provide services to us through the applicable vesting date.

The RSUs vest as follows: 25% of the shares of common stock underlying each RSU vested on March 1, 2025, and an additional 25% will vest on each anniversary of the grant date thereafter, such that the RSUs will be fully vested on March 1, 2028, subject to the named executive officer continuing to provide services to us through the applicable vesting date.

The annual awards are a meaningful incentive mechanism. The value that our named executive officers will realize with respect to these grants of equity awards is variable and at-risk. The stock options will only have value if the value of our common stock appreciates after grant. The RSUs focus on stock appreciation over a sustained period. In addition, the RSUs and options provide meaningful retention value by vesting over a four-year period.

Mr. Ingram did not receive any equity awards in 2024.

2024 PSUs

In March 2024, we also granted our named executive officers, except for Mr. Ingram, PSUs.

The milestones for theses PSUs are described below and are a combination of important financial and operational objectives in line with our patient first mission. The Board feels that these milestones are critical to the overall objectives of the business and further link compensation value to the achievement of activities that have the potential to drive stockholder value.

Each named executive officer, except for Mr. Ingram, received PSU grants of 12,500 shares. The target value of these awards was based on market competitive targets using our peer group. The PSUs contain four separate milestones, as described below. The maximum percentage of the PSUs that can become earned under the award based on the achievement of any combination of Milestone One, Two, Three and Four (each as defined below) is 125%.

The PSUs are earned upon the achievement of the following:

Milestone	Achievement Metrics and Potential Percentage of Total Award Earned
Milestone One: Elevidys Label Expansion	Metric: Ages 4-7 Amount Earned: 30% Metric: Ambulatory Amount Earned: 40% Metric: Non-Ambulatory Amount Earned: 50%
Milestone Two: Cumulative net product revenue 2024-2025	Metric: At least $2.7 billion Amount Earned: 30% Metric: At least $3.3 billion Amount Earned: 40% Metric: At least $4.0 billion Amount Earned: 50%
Milestone Three: Positive Cash Flow	Metric: Cumulatively over four consecutive quarters Amount Earned: 20% Metric: Cumulatively over vesting period Amount Earned: 25%
Milestone Four: Accelerated Approval of LGMD 2E (SRP-9003)	Metric: By March 1, 2026 Amount Earned: 25% Metric: By December 31, 2025 Amount Earned: 31.25%

Milestone One was achieved at the Non-Ambulatory level in the second quarter of 2024 following regulatory approval and label expansion of Elevidys in June 2024. As a result, 50% of the PSUs granted in March 2024 became earned and immediately vested on June 20, 2024.

Milestone Two, Three and Four remain fully outstanding. Milestone Two and Three must be earned, if at all, by December 31, 2025. Milestone Four must be earned, if at all, by March 1, 2026. If achieved, these three milestones also contain a time-based vesting component, and any earned PSUs under these milestones will vest on March 1, 2026, subject to the named executive officer's ongoing service to the Company.

When choosing milestones, the Board discusses with the compensation committee and senior management each of the proposed milestones. The compensation committee determines if any of the milestones have been earned and deemed "achieved" under the PSUs. Although the milestones are intended to be achievable with significant effort, we do not expect that every milestone will actually be attained or that each milestone will earn the highest percentage possible.

Section 401(k) Plan

Our Section 401(k) plan (the “401(k) Plan”) is a defined contribution profit sharing plan with a 401(k) option in which all of our U.S. employees who are age 21 or older are eligible to participate. For 2024, our named executive officers received a Company matching contribution equal to 100% of the first 4% of eligible compensation contributed to the 401(k) Plan, subject to the maximum amount permitted by law.

Additional Benefits

We provide a limited number of additional benefits to our named executive officers to permit them to be accessible to the business as required and to ensure increased effectiveness, delivery and performance by residing in closer proximity to the Company’s headquarters in Cambridge, Massachusetts. However, in January 2016, the compensation committee approved a policy under which the Company will no longer provide tax gross-ups for relocation and temporary housing expenses to our executive officers.

We also provide our named executive officers with additional coverage under our group basic life insurance and AD&D plans, in the amount of 2.5 times basic annual salary, up to a maximum of $1.6 million. Under our group long-term disability policy, all regular-status full- and part-time employees, including our named executive officers, are provided with a disability benefit equal to a maximum of $15,000 per month and subject to specific plan and provider requirements. Since employees earning annual base salaries over $300,000 would exceed the monthly maximum available under this policy in the event of their disability, the Company establishes an individual supplemental long-term disability policy for these employees, and pays for the associated costs. All of our named executive officers are eligible for this individual supplemental long-term disability policy and are provided with additional coverage of up to $10,000 per month, the maximum monthly coverage as defined in our group long-term disability policy.

Severance/Termination Protection

General terms of employment, including compensation and benefits payable upon termination of employment, are set forth in employment agreements, offer letters, change in control and severance agreements, or otherwise agreed-upon arrangements between the named executive officer and the Company. See “Compensation Agreements for Named Executive Officers.” The compensation committee establishes such compensation and benefits in order to be competitive in the hiring and retention of our named executive officers. All arrangements with the named executive officers and the potential payments that each of the named executive officers would have received in the event of termination of such executive’s employment at the end of our last fiscal year are described in “Compensation Agreements for Named Executive Officers—Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers” and “Potential Payments Upon Termination or a Change in Control.”

Other Factors that Impact or Influence Our Named Executive Officer Compensation Program

In response to stockholder feedback, in 2016 we adopted stock ownership guidelines and a clawback policy (which was subsequently amended in December 2018 and again in 2023 in response to the final Dodd-Frank Act), the terms of which are summarized below.

Stock Ownership Guidelines

In order to encourage equity ownership by our executive officers and non-employee directors, we adopted stock ownership guidelines for these individuals. The purpose of the stock ownership guidelines is to enhance the alignment between the interests of the stockholders of the Company and our executive officers and non-employee directors through a required minimum level of stock ownership, while also mitigating the potential for excessive risk-taking. The stock ownership guidelines generally require each executive officer and non-employee director of the Company to reach a minimum level of target ownership of common stock of the Company within a specified period of time after becoming subject to the stock ownership guidelines, and to maintain such level for so long as the stock ownership guidelines apply. Ownership does not include unexercised options (whether or not vested) to purchase stock or unvested restricted stock units, including unvested PSUs.

Generally, each non-employee director and executive officer has five years to attain his or her respective stock ownership target. Non-employee directors are generally required to own stock in an amount equal to three times their annual cash retainer. Executive officers are generally required to own stock in an amount equal to one times their base salary, with the exception of the Chief Executive Officer, who is generally required to own stock in an amount equal to three times his base salary.

All named executive officers and non-employee directors are in compliance with our stock ownership guidelines.

Compensation Clawback Policy

In 2023, we updated our compensation clawback policy to address the requirements of the Dodd-Frank Act, SEC rules and applicable listing standards (our “Dodd-Frank Policy”). Our Dodd-Frank Policy provides for the recoupment of erroneously-paid covered incentive-based compensation from covered executives in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. With regard to the recoupment of covered incentive-based compensation, the policy applies to the Company’s current and former executive officers and without regard to whether the restatement is a result of an executive’s misconduct.

In 2023, we also adopted a discretionary compensation clawback policy that, among other things, provides for the recoupment of equity awards granted in excess of a stockholder-approved equity plan limit to the Company’s current and former executive officers and non-employee directors, as well as other covered individuals, as determined by the Board. The amount of an equity award that is granted in excess of any limit under the Company’s stockholder-approved equity plans, including, without limitation, any overall plan, individual award, compensation or other limit approved by the Company’s stockholders, is subject to recoupment. In the event an equity award was granted in excess of a stockholder-approved equity plan limit, the Company will recoup the amount of the equity award that exceeds the stockholder-approved equity plan limit.

Equity Grant Practices

Our compensation committee generally grants executive officers long-term incentives in the beginning of March after we have released information about our financial performance to the public. Officers generally receive grants on the effective date of their appointments. The compensation committee does not schedule equity award grant dates, including the grants of stock options, in anticipation of the release of material non-public information, and the Company does not have any plans, programs or practices of timing the release of material non-public information in order to affect the value of executive compensation.

Tax Implications of the Executive Compensation Program

As a result of federal tax legislation enacted in December 2017, compensation paid to certain of our executive officers in excess of $1 million will not generally be deductible unless it qualifies for transition relief applicable to certain arrangements and awards in place as of November 2, 2017 that are not materially modified after such date. The compensation committee believes that its primary responsibility is to provide an executive compensation program that meets the objectives described above. Therefore, the compensation committee authorizes compensation arrangements that are not fully tax deductible but which promote other important objectives.

Risk Assessment of Compensation Policies and Practices

As part of its responsibilities, the compensation committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us. The Company's independent compensation consultant, Aon, also provided a formal risk assessment to the compensation committee.

The compensation committee has concluded, based on its reviews and analysis of our compensation policies and procedures, that such policies and procedures are not reasonably likely to have a material adverse effect on us. In making this determination, our compensation committee considered the following:

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our use of different types of compensation vehicles provides a balance of long- and short-term incentives with fixed and variable components;
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our grant of equity-based awards, which generally vest over a four-year time period, encourage our named executive officers to look to long-term appreciation in equity values;
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our annual bonus determinations for each employee are dependent on achievement of company goals, which we believe promote long-term value;
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the compensation committee’s ability to exercise discretion in determining incentive program payouts and equity awards;
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share ownership and holding guidelines applicable to our directors and executive officers; and
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prohibition on hedging or pledging of Company stock.

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Compensation Committee Report

The information contained in this report will not be deemed to be “soliciting material,” or to be “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The compensation committee has reviewed and discussed with management the section captioned “Compensation Discussion and Analysis”. Based on our review and discussion, the compensation committee has recommended to the Board, and the Board has approved, that the section captioned “Compensation Discussion and Analysis” be included in the Annual Report on Form 10-K for the year ended December 31, 2024 and this proxy statement for our 2025 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Richard Barry (Chairman)

Kathryn J. Boor, Ph.D.

Deirdre Connelly

Claude Nicaise, M.D.

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Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for 2024, 2023 and 2022, as applicable (or such shorter period of the named executive officer’s service).

Name and Principal Position	Year	Salary (1)	Stock Awards (2)(3)	Option Awards (2)		Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Douglas S. Ingram	2024	$846,902	—	—		$1,111,148	$20,036	$1,978,086
President and Chief Executive Officer	2023	$799,797	—	—		$842,519	$19,022	$1,661,338
	2022	$740,025	—	$123,314,818	(4)	$865,829	$18,022	$124,938,694

Ian M. Estepan	2024	$656,961	$772,020	$845,250		$430,206	$48,085	$2,752,522
Executive Vice President,	2023	$618,511	$701,955	$1,988,909		$365,930	$30,321	$3,705,626
Chief Financial Officer	2022	$539,842	$643,360	$2,263,099		$353,194	$24,494	$3,823,989

Louise Rodino-Klapac, Ph.D.	2024	$666,706	$772,020	$845,250		$436,588	$16,720	$2,737,283
Executive Vice President,	2023	$641,063	$701,955	$1,988,909		$371,358	$15,706	$3,718,991
Head of R&D, Chief Scientific Officer	2022	$616,962	$643,360	$2,263,099		$403,650	$14,706	$3,941,777

Bilal Arif	2024	$545,200	$772,020	$845,250		$358,280	$18,388	$2,539,138
Executive Vice President,	2023	$514,112	$701,955	$1,988,909		$299,000	$16,611	$3,520,586
Chief Technical Operations Officer	2022	—	—	—		—	—	—

Dallan Murray	2024	$621,842	$772,020	$845,250		$409,435	$17,776	$2,666,323
Executive Vice President,	2023	—	—	—		—	—	—
Chief Customer Officer	2022	—	—	—		—	—	—

Former Officer
Ryan E. Brown	2024	$589,269	$772,020	$845,250		$387,725	$16,864	$2,611,129
Former Executive Vice President,	2023	$550,249	$701,955	$1,988,909		$321,368	$15,850	$3,578,331
Chief General Counsel and Corporate Secretary	2022	$507,968	$643,360	$2,263,099		$300,639	$14,753	$3,729,818
(1)
For details regarding our named executive officers’ compensation arrangements, see “Compensation Agreements for Named Executive Officers” below.
(2)
The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of awards during each year calculated in accordance with FASB ASC Topic 718, disregarding the effect of forfeitures. Assumptions used in the calculation of these amounts are included in Note 15 to the consolidated financial statements set forth in our Annual Report. See the table below captioned “Grants of Plan Based Awards in 2024” for additional information on equity awards granted in 2024.
(3)
RSUs in the "Stock Awards" column are valued based on the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. PSUs in the “Stock Awards” column were based upon the probable outcome of performance conditions as of the grant date. Because the performance conditions associated with these awards were not deemed probable of occurring on the grant date, the grant date fair value of these awards was determined to be zero. The following are the values of the 2022 PSUs, 2023 PSUs, and 2024 PSUs, respectively as of the grant date assuming attainment of the maximum level of performance: Mr. Estepan, $552,888, $2,729,825, and $2,010,469; Dr. Rodino-Klapac, $552,888, $2,729,825, and $2,010,469; Mr. Arif (2023 and 2024 only), $2,729,825, and $2,010,469; Mr. Murray (2024 only) $2,010,469; and Mr. Brown, $552,888, $2,729,825, and $2,010,469.
(4)
The amount reflects the incremental cost as a result of the modification of Mr. Ingram's 2017 performance option grant on April 19, 2022 recognized in accordance with FASB ASC Topic 718. For more information on the modification of this award, please refer to "Summary of changes to the Performance Option" in the "Compensation Discussion and Analysis" section of our 2022 proxy statement.
(5)
Non-Equity Incentive Plan Compensation reflects awards earned under our annual incentive bonus plan. See the table below captioned “Grants of Plan Based Awards in 2024” and the “Compensation Discussion and Analysis” above for additional information.

(6)
The amounts disclosed under the column entitled “All Other Compensation” include the following for 2024:

Name	Matching Contributions to 401(k) Account	Long-term Disability Premiums	Other		Total
Douglas Ingram	$13,800	$6,236	$-		$20,036
Ian M. Estepan	$13,800	$3,019	$31,266	(1)	$48,085
Louise Rodino-Klapac, Ph.D.	$13,800	$2,920	$-		$16,720
Bilal Arif	$13,800	$4,588	$-		$18,388
Dallan Murray	$13,800	$3,976	$-		$17,776
Former Officer
Ryan Brown	$13,800	$3,064	$-		$16,864
(1)
Reflects payments made on behalf of Mr. Estepan for commuting to Sarepta's offices during 2024, inclusive of a tax gross-up of $15,320 on such payments.

Grants of Plan Based Awards in 2024

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Target(1)	Maximum(1)	Target	Maximum	All Other Stock Awards: Number of Shares of Stock/Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards(3)
Douglas S. Ingram	—	—	—	—	—	—		—	—	—
President and	—	$769,256	$1,153,885	—	—	—		—	—	—
Chief Executive Officer	—	—	—	—	—	—		—	—	—

Ian M. Estepan	3/1/2024	—	—	12,500	15,625	—		—	—	$-
Executive Vice President	3/1/2024	—	—	—	—	6,000	(4)	—	—	$772,020
Chief Financial Officer	3/1/2024	—	—	—	—	—		12,500	$128.67	$845,250
	—	$330,928	$496,392	—	—	—		—	—	—

Louise Rodino-Klapac, Ph.D.	3/1/2024	—	—	12,500	15,625	—		—	—	$-
Executive Vice President	3/1/2024	—	—	—	—	6,000	(4)	—	—	$772,020
Head of R&D, Chief Scientific Officer	3/1/2024	—	—	—	—	—		12,500	$128.67	$845,250
	—	$335,837	$503,755	—	—	—		—	—	—

Bilal Arif	3/1/2024	—	—	12,500	15,625	—		—	—	$-
Executive Vice President	3/1/2024	—	—	—	—	6,000	(4)	—	—	$772,020
Chief Technical Operations Officer	3/1/2024			—	—	—		12,500	$128.67	$845,250
	—	$275,600	$413,400	—	—	—		—	—	—
Dallan Murray	3/1/2024	—	—	12,500	15,625	—		—	—	$-
Executive Vice President	3/1/2024	—	—	—	—	6,000	(4)	—	—	$772,020
Chief Customer Officer	3/1/2024	—	—	—	—	—		12,500	$128.67	$845,250
	—	$314,950	$472,425	—	—	—		—	—	—

Former Officer
Ryan E. Brown	3/1/2024	—	—	12,500	15,625	—		—	—	$-
Former Executive Vice President,	3/1/2024	—	—	—	—	6,000	(4)	—	—	$772,020
Chief General Counsel and Corporate Secretary	3/1/2024	—	—	—	—	—		12,500	$128.67	$845,250
	—	$298,250	$447,375	—	—	—		—	—	—

(1)
Amounts represent the annual incentive bonus target and maximum payment amounts for each named executive officer, if applicable. The actual amounts paid in March 2025 to each of the named executive officers in respect of the 2024 incentive bonus amounts are set forth in the Summary Compensation Table above.
(2)
This column denotes the exercise price for the options granted in 2024.
(3)
These amounts represent the grant date fair value of option awards, PSUs and RSUs granted in 2024 determined in accordance with FASB ASC Topic 718, disregarding the effect of forfeitures. The grant date fair value of the PSUs was based upon the probable outcome of the performance conditions as of the grant date. Because the performance conditions associated with these awards were not deemed probable of occurring on the grant date, the grant date fair value of these awards was determined to be zero. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during 2024. For a more detailed description of the assumptions used for purposes of determining grant date fair value see Note 15 to the consolidated financial statements set forth in our Annual Report.
(4)
Amounts included in All Other Stock Awards represent RSUs.

Outstanding Equity Awards at 2024 Year End

The following table provides information with respect to outstanding equity awards held by each of our named executive officers on December 31, 2024, based on the closing price of $121.59 per share of our common stock on December 31, 2024, the last trading day of our 2024 fiscal year:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Stock Options Exercisable	Number of Securities Underlying Unexercised Stock Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Options Exercise Price	Option Expiration Date	Number of Shares/Units of Stock That Have Not Vested		Market Value of Shares/Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares/Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Douglas S. Ingram	2,200,110	—		1,099,890	(1)	$34.65	6/26/2027	—		—	—		—
President and	—	—				—	—	—		—	—		—
Chief Executive Officer	—	—				—	—	—		—	—		—
	—	—				—	—	—		—	—		—
Ian M. Estepan	15,800	—				$12.00	1/30/2025	—		—	—		—
Executive Vice President	7,450	—				$13.71	2/28/2026	—		—	—		—
Chief Financial Officer	12,500	—				$34.39	3/3/2027	—		—	—		—
	13,400	—				$71.45	3/5/2028	—		—	—		—
	40,000	—				$145.48	3/4/2029	—		—	—		—
	32,500	—				$114.47	2/28/2030	—		—	—		—
	25,000	—				$169.54	12/14/2030	—		—	—		—
	56,253	3,747	(2)			$87.11	3/3/2031	3,750	(7)	$455,963	—		—
	33,008	14,992	(3)			$80.42	3/7/2032	4,000	(8)	$486,360	—		—
	—	—				—	3/7/2032	5,500	(9)	$668,745	1,375	(15)	$167,186
	11,821	15,179	(4)			$155.99	3/6/2033	3,375	(10)	$410,366	—		—
	—	—				—	3/6/2033	17,500	(11)	$2,127,825	—		—
	—	12,500	(5)			$128.67	3/1/2034	6,000	(12)	$729,540	—		—
	—	—				—	3/1/2034	—		—	7,500	(16)	$911,925
Louise Rodino-Klapac, Ph.D.	28,875	—				$76.36	4/30/2028	—		—	—		—
Executive Vice President	40,000	—				$145.48	3/4/2029	—		—	—		—
Head of R&D, Chief Scientific Officer	62,500	—				$114.47	2/28/2030	—		—	—		—
	25,000	—				$169.54	12/14/2030	—		—	—		—
	56,253	3,747	(2)			$87.11	3/3/2031	3,750	(7)	$455,963	—		—
	—	—				—	11/16/2031	10,000	(13)	$1,215,900	—		—
	33,008	14,992	(3)			$80.42	3/7/2032	4,000	(8)	$486,360	—		—
	—	—				—	3/7/2032	5,500	(9)	$668,745	1,375	(15)	$167,186
	11,821	15,179	(4)			$155.99	3/6/2033	3,375	(10)	$410,366	—		—
	—	—				—	3/6/2033	17,500	(11)	$2,127,825	—		—
	—	12,500	(5)			$128.67	3/1/2034	6,000	(12)	$729,540	—		—
	—	—				—	3/1/2034	—		—	7,500	(16)	$911,925
Bilal Arif	8,300	—				$119.19	3/29/2029	—		—	—		—
Executive Vice President,	9,000	—				$114.47	2/28/2030	—		—	—		—
Chief Technical Operations Officer	9,329	621	(2)			$87.11	3/3/2031	1,143	(14)	$138,977	—		—
	5,778	2,622	(3)			$80.42	3/7/2032	2,100	(8)	$255,339	—		—
	15,006	14,994	(6)			$129.58	12/31/2032	—		—	—		—
	11,821	15,179	(4)			$155.99	3/6/2033	3,375	(10)	$410,366	—		—
	—	—				—	3/6/2033	17,500	(11)	$2,127,825	—		—
	—	12,500	(5)			$128.67	3/1/2034	6,000	(12)	$729,540	—		—
	—	—				—	3/1/2034	—		—	7,500	(16)	$911,925
Dallan Murray	1,823	—				$34.39	3/3/2027	—		—	—		—
Executive Vice President	10,900	—				$71.45	3/5/2028	—		—	—		—
Chief Customer Officer	13,400	—				$145.48	3/4/2029	—		—	—		—
	5,395	—				$114.47	2/28/2030	—		—	—		—
	25,000	—				$169.54	12/14/2030	—		—	—		—
	56,253	3,747	(2)			$87.11	3/3/2031	3,750	(7)	$455,963	—		—
	33,008	14,992	(3)			$80.42	3/7/2032	4,000	(8)	$486,360	—		—
	—	—				—	3/7/2032	5,500	(9)	$668,745	1,375	(15)	$167,186
	11,821	15,179	(4)			$155.99	3/6/2033	3,375	(10)	$410,366	—		—
	—	—				—	3/6/2033	17,500	(11)	$2,127,825	—		—
	—	12,500	(5)			$128.67	3/1/2034	6,000	(12)	$729,540	—		—
	—	—				—	3/1/2034	—		—	7,500	(16)	$911,925
Former Officer
Ryan E. Brown	4,150	—				$145.48	3/4/2029	—		—	—		—
Former Executive Vice President,	1,455	—				$113.85	5/31/2029	—		—	—		—
Chief General Counsel and Corporate Secretary	4,150	—				$114.47	2/28/2030	—		—	—		—

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Stock Options Exercisable	Number of Securities Underlying Unexercised Stock Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Options Exercise Price	Option Expiration Date	Number of Shares/Units of Stock That Have Not Vested		Market Value of Shares/Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares/Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	56,253	3,747	(2)		$87.11	3/3/2031	3,750	(7)	$455,963	—		—
	33,008	14,992	(3)		$80.42	3/7/2032	4,000	(8)	$486,360	—		—
	—	—			—	3/7/2032	5,500	(9)	$668,745	1,375	(15)	$167,186
	11,821	15,179	(4)		$155.99	3/6/2033	3,375	(10)	$410,366	—		—
	—	—			—	3/6/2033	17,500	(11)	$2,127,825	—		—
	—	12,500	(5)		$128.67	3/1/2034	6,000	(12)	$729,540	—		—
	—	—			—	3/1/2034	—		—	7,500	(16)	$911,925

(1)
This stock option vests between the effective date of its modification on April 19, 2022 and June 26, 2025, subject to service and market conditions as described below under “Compensation Agreements for Named Executive Officers Douglas S. Ingram – President and Chief Executive Officer”.
(2)
This stock option fully vested on March 3, 2025, and vested at a rate of 25% of the shares of our common stock underlying the option on March 3, 2022 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services to the Company through each such vesting date.
(3)
This stock option fully vests on March 7, 2026, and vests at a rate of 25% of the shares of our common stock underlying the option on March 7, 2023 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services to the Company through each such vesting date.
(4)
This stock option fully vests on March 6, 2027, and vests at a rate of 25% of the shares of our common stock underlying the option on March 6, 2024 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to such holder continuing to provide services to the Company through each such vesting date.
(5)
This stock option fully vests on March 1, 2028, and vests at a rate of 25% of the shares of our common stock underlying the option on March 1, 2025 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to such holder continuing to provide services to the Company through each such vesting date.
(6)
This stock option fully vests on December 31, 2026, and vests at a rate of 25% of the shares of our common stock underlying the option on December 31, 2023 and 1/48th of the shares of our common stock underlying the option on each monthly anniversary thereafter, subject to Mr. Arif continuing to provide services to the Company through each such vesting date.
(7)
The RSUs fully vested on March 3, 2025, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(8)
The RSUs fully vest on March 7, 2026, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(9)
The 5,500 PSUs granted on March 7, 2022, were earned as of the second quarter of 2024 based upon the achievement of Elevidys approval, as described in the "2022 Equity Incentive Compensation" section of our 2022 proxy statement. The earned PSUs fully vested on March 7, 2025.
(10)
The 4,500 RSUs fully vest on March 6, 2027, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(11)
The 14,000 PSUs were earned in the third quarter of 2023 based upon the achievement of Non GAAP profitability goal, as described in "2023 Equity Incentive Compensation" section of our 2023 proxy statement; an additional 25% of the PSU award (3,500 shares) were also earned in the fourth quarter of 2024 based on the achievement of one billion dollars in sales within 18 months following approval of SRP-9001. The earned PSUs of 17,500 shares fully vested on March 6, 2025.

(12)
The RSUs fully vest on March 1, 2028, with 25% of the shares vesting on each anniversary of the date of grant, subject to each such holder continuing to provide services to the Company through each such vesting date.
(13)
The RSUs fully vest on November 16, 2025, with 25% of the shares vesting on each anniversary of the date of grant, subject to Dr. Rodino-Klapac continuing to provide services to the Company through each such vesting date.
(14)
The RSUs fully vested on March 3, 2025, with 25% of the shares vesting on each anniversary of the date of grant, subject to Mr. Arif continuing to provide services to the Company through each such vesting date.
(15)
The number of PSUs shown above represents the additional award that can be earned if maximum performance is achieved. The additional award was not achieved and therefore did not vest as of the service vesting date March 7, 2025.
(16)
The PSUs are earned based upon achievement of certain net revenue goal, positive cash flow goal and LGMD approval goal, as described in “2024 Equity Incentive Compensation” in the "Compensation Discussion and Analysis" section of this 2024 proxy statement. The number of PSUs shown above represents the target award, but up to 125% of this target number of shares can be earned if maximum performance is achieved. To the extent earned, the PSUs will vest on March 1, 2026, subject to each such holder continuing to provide service to the Company through such vesting date.

The following table provides information relating to stock option exercises and the vesting of RSUs and PSUs for our named executive officers during 2024:

2024 Option Exercises and Stock Vested for Named Executive Officers

	Stock Options		Stock Awards
Name	Number of Options Exercised	Value Realized on Exercising (1)	Number of Securities Acquired on Vesting (2)	Value Realized on Vesting (3)
Douglas S. Ingram	—	—	—	—
President and
Chief Executive Officer

Ian M. Estepan	—	—	14,075	$1,752,801
Executive Vice President
Chief Financial Officer

Louise Rodino-Klapac, Ph.D.	—	—	24,800	$2,890,929
Executive Vice President,
Head of R&D, Chief Scientific Officer

Bilal Arif	—	—	10,319	$1,277,166
Executive Vice President,
Chief Technical Operations Officer

Dallan Murray	—	—	13,800	$1,717,629
Executive Vice President,
Chief Customer Officer

Former Officer
Ryan E. Brown
Former Executive Vice President,	23,500	$2,322,740	13,643	$1,697,548
Chief General Counsel and Corporate Secretary

(1)
Represents the stock price on the date of exercise minus the option exercise price multiplied by the number of shares acquired on exercise.
(2)
Represents the shares of our common stock acquired upon the vesting of RSUs and PSUs during 2024.

(3)
For RSUs and PSUs, the value realized on vesting represents the closing price per share of our common stock on the vesting date multiplied by the number of shares that vested.

2024 Pension Benefits

During 2024, none of our named executive officers were entitled to pension benefits or other payments of benefits pursuant to any plan following retirement.

2024 Nonqualified Deferred Compensation

During 2024, none of our named executive officers were entitled to benefits under any nonqualified defined contribution or nonqualified deferred compensation plans.

Pay versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding “Compensation Actually Paid,” as determined by SEC rules for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Douglas S. Ingram(1) ($)	Compensation Actually Paid to Douglas S. Ingram(1)˒(2)˒(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income (Loss)(5) ($ Thousand)	Net Product Revenues(6) ($ Thousand)
					TSR ($)	Peer Group TSR ($)
2024	1,978,086	(14,532,010)	2,661,279	5,829,423	94.23	113.84	235,239	1,787,960
2023	1,661,338	(34,570,955)	3,630,883	1,866,727	74.73	115.42	(535,977)	1,144,876
2022	124,938,694	162,924,862	4,613,363	6,814,238	100.42	111.27	(703,488)	843,769
2021	1,546,324	(304,803,195)	6,273,896	(584,551)	69.78	124.89	(418,780)	612,401
2020	1,291,947	126,091,104	3,842,309	3,910,485	132.12	125.69	(554,128)	455,865

(1)
Douglas S. Ingram was our PEO for each year presented. The individuals comprising the Non-PEO named executive officers for each year presented are listed below.

2024	2023	2022	2021	2020
Ian M. Estepan	Ian M. Estepan	Ian M. Estepan	Ian M. Estepan	Ian M. Estepan
Louise Rodino-Klapac, Ph.D.	Louise Rodino-Klapac, Ph.D.	Louise Rodino-Klapac, Ph.D.	Louise Rodino-Klapac, Ph.D.	Gilmore O’Neill, M.B., M.M.Sc.
Bilal Arif	Ryan Brown	Ryan Brown	William Ciambrone	William Ciambrone
Dallan Murray	Bilal Arif	William Ciambrone	Ryan Brown	Louise Rodino-Klapac, Ph.D.
Ryan Brown	—	—	Gilmore O’Neill, M.B., M.M.Sc.	Joseph Bratica
—	—	—	—	Sandesh Mahatme
—	—	—	—	David Tyronne Howton, Jr.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of

Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Douglas S. Ingram ($)	Exclusion of Stock Awards and Option Awards for Douglas S. Ingram ($)	Inclusion of Equity Values for Douglas S. Ingram ($)	Compensation Actually Paid to Douglas S. Ingram ($)
2024	1,978,086	—	(16,510,096)	(14,532,010)
2023	1,661,338	—	(36,232,292)	(34,570,955)
2022	124,938,694	(123,314,818)	161,300,986	162,924,862
2021	1,546,324	—	(306,349,519)	(304,803,195)
2020	1,291,947	—	124,799,157	126,091,104

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	2,661,279	(1,617,270)	4,785,414	5,829,423
2023	3,630,883	(2,690,864)	926,708	1,866,727
2022	4,613,363	(3,702,434)	5,903,309	6,814,238
2021	6,273,896	(5,287,679)	(1,570,768)	(584,551)
2020	3,842,309	(3,180,107)	3,248,283	3,910,485

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Douglas S. Ingram ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Douglas S. Ingram ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Douglas S. Ingram ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Douglas S. Ingram ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Douglas S. Ingram ($)	Total - Inclusion of Equity Values for Douglas S. Ingram ($)
2024	—	(16,510,096)	—	—	—	(16,510,096)
2023	—	(55,743,548)	—	19,511,256	—	(36,232,292)
2022	—	103,710,486	—	57,590,500	—	161,300,986
2021	—	(302,577,000)	—	(3,772,519)	—	(306,349,519)
2020	—	121,327,719	—	3,471,438	—	124,799,157

	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	1,385,291	1,838,595	771,875	789,653	—	4,785,414
2023	3,003,475	(1,779,126)	—	(297,641)	—	926,708
2022	4,644,883	1,766,504	—	30,999	(539,077)	5,903,309
2021	4,015,070	(2,320,914)	—	(2,427,761)	(837,163)	(1,570,768)
2020	3,735,499	899,771	—	(126,863)	(1,260,124)	3,248,283
(4)
The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
The amounts reported represent net income (loss) of the Company reported in our Annual Report on Form 10-K for the applicable fiscal year.

(6)
We determined Net Product Revenues to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company's cumulative TSR over the five most recently completed fiscal years, and the NASDAQ Biotechnology Index TSR over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income (Loss) during the five most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Product Revenues

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Net Product Revenues during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. We break out this table into two lists—one for our PEO and one for our other NEOs. The measures in this table are not ranked. Please refer to the Compensation Discussion and Analysis for detailed information about how we link executive compensation to performance.

PEO	Non-PEO NEOs
Net Product Revenues	Net Product Revenues
Stock Price

Potential Payments upon Termination or a Change in Control

The first table below reflects the amount of compensation payable to our President and Chief Executive Officer in the event of termination of his employment during the 90 days before and 24 months following a change in control or outside of such period.

The second table below reflects the amount of compensation payable to each of our named executive officers, other than our President and Chief Executive Officer, in the event of termination of such executive’s employment within 12 months following a change in control or outside of such period. The amounts shown assume that change in control and such termination took place on December 31, 2024 based on the agreements in effect on that date, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers upon the occurrence of the relevant triggering event.

President and Chief Executive Officer

The amount of compensation payable to the President and Chief Executive Officer in the event of a termination of his employment without cause or his resignation for good reason (each such term, as defined in his employment agreement), in each case (i) during the 90 days before or the 24 months following a change in control and (ii) not in connection with the periods prior to or following a change in control described above, is shown below. The table below reflects the agreements with our President and Chief Executive Officer in place as of December 31, 2024.

Name	Benefit	Qualifying Termination of Employment Not in Connection with Change in Control(4)	Qualifying Termination of Employment in Connection with Change in Control (1)
Douglas S. Ingram	Cash Severance	$2,136,824	$3,418,918
President and Chief Executive Officer	Accelerated Vesting of Equity Awards (2)(3)	$95,624,437	$47,797,873
	COBRA Continuation	$34,625	$34,625
	Outplacement	$20,000	—
	Total	$97,815,886	$51,251,416

(1)
Under the June 26, 2017 Change in Control Agreement with Mr. Ingram, as amended effective as of June 26, 2018, and as further amended effective April 19, 2022 if Mr. Ingram experiences a termination by the Company without “cause” or he resigns for “good reason” (each such term, as defined in his employment agreement) during the 90-day period preceding or the 24-month period following a change in control, then in addition to payment of any accrued but unpaid salary, any earned but unpaid annual bonus, reimbursement of business expenses, unused vacation time and similar benefits, Mr. Ingram will receive the following, subject to his execution and non-revocation of a release of claims:
(i)
a cash lump sum payment equal to 24 months of his base salary at the rate in effect immediately prior to his termination of employment;
(ii)
a cash lump sum payment equal to 200% of his annual target bonus assuming achievement of performance goals at 100%;
(iii)
accelerated vesting on 100% of his outstanding and unvested equity awards other than his performance based option award; and
(iv)
if Mr. Ingram elects to receive continued healthcare coverage pursuant to COBRA, payment or reimbursement for him and his eligible dependents for up to 18 months following the date of termination.
(2)
Pursuant to the terms of our 2014 Plan, where a successor corporation does not assume or grant substitute awards for our outstanding equity awards, all awards granted will immediately become exercisable or will vest without any further action or passage of time. In addition, the 2022 Letter Agreement amended the CIC Severance Agreement (as defined below) to provide the CIC Performance Option Termination Treatment, as described below.
(3)
In the event that Mr. Ingram experiences a termination of employment not in connection with a CIC, the stated dollar amount in this row reflects the spread value of the unvested portion of all remaining tranches of the Performance Option, as described below, to be achieved, assuming a stock price of $121.59 per share, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024, the last trading day of our 2024 fiscal year. In the event that Mr. Ingram experiences a termination of employment in connection with a CIC, the stated dollar amount in this row reflects the spread value of the unvested portion of the next tranche of the Performance Option, as described below, to be achieved, assuming a stock price of $121.59 per share, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024, the last trading day of our 2024 fiscal year.
(4)
For more information related to a qualified termination of employment not in connection with a change in control, please see “Compensation Agreements for Named Executive Officers – Douglas S. Ingram – President and Chief Executive Officer”.

Other Named Executive Officers

The table below reflects the amount of compensation payable to each of our named executive officers, other than our President and Chief Executive Officer, in the event of a termination of the executive’s employment by us without “cause” or due to a “constructive termination” (each such term, as defined in the Severance Agreements described below) (i) upon or within 12 months following a change in control, and (ii) not in connection with, or within 12 months following, a change in control. The table below reflects the agreements with our named executive officers (other than our President and Chief Executive Officer) in place as of December 31, 2024. Mr. Brown did not receive any severance or other benefits in connection with his resignation of employment, other than payment of his 2024 annual bonus ($387,725) based on actual performance in 2024 on the same basis as other executive officers, and continued vesting of his outstanding equity awards pursuant to their existing terms through his last day of employment on March 24, 2025.

Name	Benefit	Qualifying Termination of Employment Not in Connection with Change in Control(4)	Qualifying Termination of Employment in Connection with Change in Control (1)
Ian M. Estepan	Cash Severance	$992,784	$1,323,712
Executive Vice President,	Accelerated Vesting of Equity Awards (2) (3)	—	$6,559,553
Chief Financial Officer	COBRA Continuation	$29,269	$43,904
	Total	$1,022,053	$7,927,168
Louise Rodino-Klapac, Ph.D.	Cash Severance	$1,007,510	$1,343,347
Executive Vice President,	Accelerated Vesting of Equity Awards (2) (3)	—	$7,753,041
Head of R&D, Chief Scientific Officer	COBRA Continuation	$29,269	$43,904
	Total	$1,036,779	$9,140,292
Bilal Arif	Cash Severance	$826,800	$1,102,400
Executive Vice President,	Accelerated Vesting of Equity Awards (2) (3)	—	$4,703,332
Chief Technical Operations Officer	COBRA Continuation	$29,269	$43,904
	Total	$856,069	$5,849,636
Dallan Murray	Cash Severance	$944,850	$1,259,800
Executive Vice President,	Accelerated Vesting of Equity Awards (2) (3)	—	$6,537,141
Chief Customer Officer	COBRA Continuation	$29,269	$43,904
	Total	$974,119	$7,840,844

(1)
Upon a termination of the named executive officer’s employment by us without “cause” or due to a “constructive termination” (each, as defined in the Severance Agreements described below) either upon or within 12 months following a change in control, the named executive officer is entitled to, subject to his or her execution and non-revocation of a release of claims:
(i)
an amount equal to 18 months of his or her base salary at the rate in effect immediately prior to the executive’s termination of employment payable in a cash lump sum;
(ii)
an amount equal to 100% of his or her annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum;

(iii)
accelerated vesting on all outstanding and unvested equity awards; and
(iv)
if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, payment or reimbursement for the executive and his or her eligible dependents for up to 18 months following the date of termination.
(2)
Pursuant to the terms of each of our 2011 Plan, 2014 Plan and 2018 Plan, where a successor corporation does not assume or grant substitute awards for our outstanding equity awards, all awards granted will immediately become exercisable or will vest without any further action or passage of time.
(3)
The stated dollar amounts in this row reflect the spread value of all unvested equity awards held by each named executive officer, assuming a stock price of $121.59 per share, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024, the last trading day of our 2024 fiscal year.
(4)
Included in Mr. Estepan, Dr. Rodino-Klapac, Mr. Arif, and Mr. Murray's cash severance is the Non-Competition Consideration (as defined below) as well as nine months of severance payments that would be paid in the event of a qualifying termination not in connection with a change in control. Each of these named executive officers would also receive the Non-Competition Consideration in the event of a termination of employment without “Good Reason” (as defined below) or by the Company for “Cause” (as defined below), as described below under “Severance Letters – Messrs. Arif, Estepan, Murray and Dr. Rodino-Klapac”. For more information related to a qualified termination of employment not in connection with a change in control, please see “Compensation Agreements for Named Executive Officers”.

III. Compensation Agreements for Named Executive Officers

Douglas S. Ingram — President and Chief Executive Officer

On June 26, 2017, the Board appointed Douglas S. Ingram as President and Chief Executive Officer and as a member of the Board. In connection with his appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. Ingram effective June 26, 2017 (the “Effective Date”).

The employment agreement has an initial term of three years commencing on the Effective Date (the “Initial Term”). After the expiration of the Initial Term, the employment agreement automatically renews on an annual basis until either party provides 60 days’ notice of intent not to renew. Mr. Ingram was entitled to an initial base annual salary of $650,000, which amount is subject to review and adjustment based upon our performance review practices, and has been subsequently increased. He is also eligible to receive a target annual bonus of 90% of his annual base salary, upon achievement of performance objectives to be determined by the Board or its compensation committee. In addition, Mr. Ingram is eligible to participate in the Company’s employee benefit plans, policies, and arrangements applicable to other executive officers generally.

As an inducement material to his entering into the employment agreement, we granted Mr. Ingram two inducement equity awards on the Effective Date:

a performance-based option (the “Performance Option”), which has been subsequently amended as described below, and a time-based restricted stock award, which fully vested on June 26, 2021.

The restricted stock award and the Performance Option are both subject to clawback under circumstances set forth in the employment agreement. The Board does not anticipate granting Mr. Ingram additional annual equity incentive awards in the first eight years of his employment (after giving effect to the terms of the 2022 Letter Agreement, as defined below).

In April 2022, the compensation committee and Board approved a letter agreement with Mr. Ingram (the “2022 Letter Agreement”) that amended each of (i) the award agreement under which the Performance Option was originally granted (the “Performance Option Agreement”), (ii) the CIC Severance Agreement and (iii) Mr. Ingram’s employment agreement in advance of the expiration of the vesting period under the Performance Option Agreement. As part of the 2022 Letter Agreement, the compensation committee amended the Performance Option such that the unvested portion of it continues to be eligible to vest based on the achievement of the applicable performance-based vesting conditions over an additional three-year period ending June 26, 2025. The 2022 Letter Agreement amended the CIC Severance Agreement to provide for certain accelerated vesting with respect to the Performance Option in the event of a termination of Mr. Ingram’s employment by the Company other than for cause or his resignation of employment for good reason during a Change in Control Period (each such term as defined in the CIC Severance Agreement). The 2022 Letter Agreement also amended the employment agreement for consistency with the changes to the Performance Option Agreement and provides Mr. Ingram with continued

vesting for the Performance Option in the event of a termination of his employment in certain prescribed circumstances.

Under his employment agreement, if Mr. Ingram’s employment is terminated as a result of death or disability, he will be entitled to payment of any accrued but unpaid salary, any earned but unpaid annual bonus, reimbursement of business expenses, accrued but unused vacation time, and similar benefits (his “Accrued Benefits”).

If Mr. Ingram’s employment is terminated as a result of non-renewal of the employment agreement, he will be entitled to payment of his Accrued Benefits and, subject to his execution and non-revocation of a release of claims, and consistent with the terms of the 2022 Letter Agreement, the Performance Option will continue to be eligible to vest for one year from the date of such termination, but in no event will vesting occur after June 26, 2025, and any portion of the option that does not vest within such one-year period shall be forfeited (the “Performance Option Termination Treatment”).

If Mr. Ingram’s employment is terminated by the Company without cause or by him for good reason (each as defined in the employment agreement), he will be entitled to payment of his Accrued Benefits and, subject to his execution and non-revocation of a release of claims, a pro rata portion of any annual bonus for the year in which his employment terminates (subject to the actual achievement of performance goals), continued payments of 18 months of his base salary and one times target bonus payable for 18 months from the date of termination, COBRA coverage at applicable active employee rates for 18 months, outplacement services not to exceed $20,000, and, consistent with the terms of the 2022 Letter Agreement, Mr. Ingram is also entitled to receive the Performance Option Termination Treatment.

Mr. Ingram’s employment agreement generally defines “cause” to mean, with respect to Mr. Ingram, (i) the substantial and repeated failure to perform in good faith his duties or follow the reasonable and legal written direction of the Board; (ii) his willful material misconduct with respect to any material aspect of the business of the Company; (iii) his conviction of or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) his performance of any material act of theft, fraud or malfeasance in connection with the performance of duties; or (v) his material breach of the employment agreement or material violation of the Company’s code of conduct or other written material policy.

“Good Reason” is generally defined in Mr. Ingram’s employment agreement to mean (i) material diminution in his base salary or target bonus; (ii) material diminution in his title, authority, duties or responsibilities; (iii) relocation of his work location by more than 50 miles; or (iv) the Company’s material breach of his employment agreement, any equity award agreement or the CIC Severance Agreement (as defined below) or the failure to nominate him for re-election to serve on the Board.

The employment agreement requires Mr. Ingram not to compete, either directly or indirectly, with the Company during his employment and until eighteen months following his date of termination of employment with the Company. The employment agreement also requires Mr. Ingram not to solicit the Company’s employees to leave their employment with the Company during, and for eighteen months following, the term of his employment. In addition, Mr. Ingram entered into the Company’s form of Confidential Proprietary Rights and Non-Disclosure Agreement.

Also on June 26, 2017, we entered into a Change in Control Agreement with Mr. Ingram (“CIC Severance Agreement”). The CIC Severance Agreement provides that if Mr. Ingram experiences a termination by the Company without cause or by him for good reason during the 90-day period preceding or the 24-month period following a change in control, then in addition to his Accrued Benefits, we will provide Mr. Ingram with the following payments and benefits, subject to his execution and non-revocation of a release of claims:

•
a cash lump sum payment equal to 24 months of his base salary at the rate in effect immediately prior to his termination of employment;
•
a cash lump sum payment equal to 200% of his annual target bonus assuming achievement of performance goals at 100%;
•
accelerated vesting on 100% of his outstanding and unvested equity awards other than his Performance Option Award; and
•
COBRA coverage at applicable active employee rates for 18 months following termination.

The 2022 Letter Agreement amended the CIC Severance Agreement with respect to the treatment of the Performance Option in the event of a change in control to provide that in the event of a Covered Termination during a Change in Control Period (each as defined in the CIC Agreement), any unvested portion of the Performance Option will become vested with respect to that number of shares subject to the option that would have vested upon achievement of any of the stock price targets associated with such award (the “Stock Price Targets”) if the Company’s compounded annual growth rate (“CAGR”) in the closing price of the Company’s common stock from April 19, 2022 (the “Amendment Effective Date”) to the date of the change in control (“Company CIC CAGR”) equals or exceeds the CAGR of the closing price of the Company’s common stock during the three-year period specified in the 2022 Letter Agreement that would have been required to achieve the corresponding Stock Price Targets on June 26, 2025, subject to certain conditions (the “CIC Performance Option Termination Treatment”). However, under the CIC Performance Option Termination Treatment, no such vesting will occur if the sale price of the Company’s common stock paid in a change in control (the “CIC Price”) occurring at any time during the 18-month period commencing on the Amendment Effective Date does not equal at least $130 per share. Pursuant to the CIC Performance Option Termination Treatment, if the CIC Price is less than $130 per share during such 18-month period, the portion of the option that corresponds to the next applicable vesting column in the vesting table in the Performance Option Agreement (taking into account the extent to which the Company CIC CAGR exceeds the CAGR of the Nasdaq Biotech Index) will vest on the Covered Termination during the Change in Control Period.

Dr. Louise Rodino-Klapac — Executive Vice President, Chief Scientific Officer, Head of R&D

On April 30, 2018, we hired Louise Rodino-Klapac, Ph.D. as our Vice President, Gene Therapy. In connection with her appointment, we and Dr. Rodino-Klapac entered into an offer letter dated April 19, 2018, providing Dr. Rodino-Klapac’s at-will employment. Under the terms of her offer letter, Dr. Rodino-Klapac was entitled to an initial annual base salary of $310,000.08, which amount is subject to review and adjustment based upon our performance review practices, and has been subsequently increased. Dr. Rodino-Klapac was eligible for a target annual bonus of up to 30% of her annual base salary based upon Dr. Rodino-Klapac’s achievement of Company and individual performance objectives as determined by our Chief Executive Officer and the compensation committee. Dr. Rodino-Klapac was promoted to Executive Vice President, Head of R&D, Chief Scientific Officer in 2020.

Dr. Rodino-Klapac’s equity awards are subject to clawback under circumstances set forth in the Company’s clawback policy.

Dr. Rodino-Klapac’s salary, bonus and other compensation are reviewed and updated by our compensation committee on an annual basis. For the details of her 2024 salary, bonus and other compensation, see the disclosure provided under “2024 Named Executive Officer Compensation.”

Ian M. Estepan – Executive Vice President, Chief Financial Officer

On January 1, 2015, we hired Ian M. Estepan as our Senior Director, Corporate Affairs. In connection with his appointment, we and Mr. Estepan entered into an offer letter dated December 18, 2014, providing for Mr. Estepan’s at-will employment. Under the terms of his offer letter, Mr. Estepan was entitled to an initial annual base salary of $280,000, which amount is subject to review and adjustment based upon our performance review practices and has been subsequently increased. Mr. Estepan was eligible for a target annual bonus of up to 25% of his annual base salary (which target bonus has been subsequently increased) based upon Mr. Estepan’s achievement of Company and individual performance objectives as determined by our Chief Executive Officer and the compensation committee. Mr. Estepan was promoted to Executive Vice President, Chief Financial Officer in 2020.

Pursuant to Mr. Estepan’s offer letter, the Company reimburses Mr. Estepan’s commuting costs to and from New York and accommodations in Cambridge, MA on an as needed basis.

Mr. Estepan’s equity awards are subject to clawback under circumstances set forth in the Company’s clawback policy. Mr. Estepan’s salary, bonus and other compensation is reviewed and updated by our compensation committee on an annual basis. For the details of his 2024 salary, bonus and other compensation, see the disclosure provided under “2024 Named Executive Officer Compensation.”

Bilal Arif -- Executive Vice President, Chief Technical Operations Officer

On March 11, 2019, we hired Bilal Arif as our Vice President, Strategy & Operations. Mr. Arif was promoted to Executive Vice President, Chief Technical Operations Officer in December 2022.

In connection with his promotion, Mr. Arif received an option to purchase 30,000 shares of common stock of the Company, where twenty-five percent of the shares of common stock underlying the option would vest and become exercisable on the first anniversary of the grant date, and 1/48th of the total granted option would vest and become exercisable on each monthly anniversary thereafter.

Mr. Arif's equity awards are subject to clawback under circumstances set forth in the Company’s clawback policy. Mr. Arif’s salary, bonus and other compensation is reviewed and updated by our compensation committee on an annual basis. For the details of his 2024 salary, bonus and other compensation, see the disclosure provided under “2024 Named Executive Officer Compensation.”

Dallan Murray – Executive Vice President, Chief Customer Officer

In October 2013, we hired Dallan Murray as our Vice President, Commercial Strategy & Portfolio Management. From October 2020 until December 2020, he served as our Interim Chief Commercial Officer and Vice President, Commercial Strategy and Portfolio Management. From December 2020 until November 2021, Mr. Murray served as our Senior Vice President, Chief Commercial Officer. Mr. Murray was promoted to Executive Vice President, Chief Customer Officer in November 2021, and was designated by the Board as an executive officer in April 2024.

Mr. Murray's equity awards are subject to clawback under circumstances set forth in the Company’s clawback policy. Mr. Murray's salary, bonus and other compensation is reviewed and updated by our compensation committee on an annual basis. For the details of his 2024 salary, bonus and other compensation, see the disclosure provided under “2024 Named Executive Officer Compensation.”

Ryan E. Brown – Former Executive Vice President, General Counsel and Corporate Secretary

On February 25, 2018, we hired Ryan Brown as our Vice President, Global Chief Compliance Officer and Regulatory Counsel. On February 19, 2021, Mr. Brown was appointed as our Senior Vice President, General Counsel. Mr. Brown was promoted to Executive Vice President, General Counsel in February 2023.

On November 24, 2024, Ryan Brown informed the Company of his resignation from his position as the Company’s Executive Vice President, Chief General Counsel, effective as of November 26, 2024. Mr. Brown remained as a non-executive employee of the Company until March 24, 2025 to support the transition of our new Chief General Counsel.

Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers

Change in Control and Severance Agreements – Messrs. Arif, Estepan and Murray and Dr. Rodino-Klapac

During 2024, we were a party to our standard Executive Change in Control and Severance Agreement, which was most recently revised in 2019 (the “2019 CIC Agreements"), with each of Messrs. Arif, Estepan and Murray and Dr. Rodino-Klapac. Under the 2019 CIC Agreement, if an executive experiences a “constructive termination” or termination by the Company other than for “cause” (as each term is defined below) during the 12-month period following a “change in control” (as defined in the CIC Agreement), and if the executive delivers to the Company a general release of claims that becomes effective and irrevocable within 60 days following such covered termination, then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company will provide the executive with the following: (i) an amount equal to 18 months of his or her base salary at the rate in effect immediately prior to the executive’s termination of employment payable in a cash lump sum; (ii) an amount equal to 100% of his or her annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum; (iii) accelerated vesting on all outstanding and unvested equity awards; and (iv) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, payment or reimbursement for the executive and his or her eligible dependents for up to 18 months following the date of termination. The 2019 CIC Agreements also contain certain restrictive covenant provisions, including prohibiting solicitation of the Company’s customers during the executive’s employment with the Company and for one year thereafter and mutual non-disparagement provisions.

As defined in the 2019 CIC Agreement, “Cause” means: (i) any material act of theft or fraud made by the executive in connection with his or her responsibilities as an employee; (ii) the executive's conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive's willful material misconduct with respect to any material aspect of the business of the Company; (iv) the executive's unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company; (v) the executive's willful breach of any obligations under any written agreement or covenant with the Company; or (vi) the executive's failure to perform his or her employment duties after the executive has received a written notice from the Company that specifically sets forth the factual basis for the Company’s belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance to the Company’s satisfaction within 10 business days after receiving such notice. As defined in the 2019 CIC Agreement, “constructive termination” means the executive’s resignation from employment with the Company within 90 days after the occurrence of one or more of the following conditions without his consent: (i) a material diminution in his authority, duties, or responsibilities; (ii) a material diminution in his base salary, other than a diminution ratably applied to other senior executives of the Company; (iii) a material change in the geographic location at which the executive must perform his services (which shall in no event include a relocation of his office which results in an increased commuting distance from his home to the office of less than 30 miles); or (iv) any other action or inaction that constitutes a material breach of any written agreement or covenant between the executive and the Company by the Company; and which, in the case of any of the foregoing, continues uncured by the Company beyond 30 days after the executive has provided the Company written notice that he believes in good faith that such condition giving rise to such claim of Constructive Termination has occurred. Any such notice shall be provided to the Company within 30 days following the initial occurrence of the condition or event giving rise to Constructive Termination.

Severance Letters – Messrs. Arif, Estepan, and Murray and Dr. Rodino-Klapac

Effective as of March 5, 2019, we entered into a letter agreement with each of Mr. Estepan and Dr. Rodino-Klapac (the “Severance Letters”). We also entered into this Severance Letter with Messrs. Arif and Murray in 2023.

Non-Competition Consideration

In consideration for the named executive officer’s agreement to be bound by the restrictive covenants contained in the Severance Letter, if the named executive officer terminates employment with or without “Good Reason” (as defined below), or is terminated by the Company for “Cause” (as defined below), the named executive officer will be entitled to continue to receive payments of his or her base salary at the then-current rate of pay for three months following such termination of employment (the “Non-Competition Consideration”). If the named executive officer’s employment is terminated by the Company without Cause, the named executive officer will be entitled to receive Non-Competition Consideration in consideration for the named executive officer’s agreement to be bound by the restrictive covenants that will be set forth in the separation agreement that will be entered into by the Company and the named executive officer in connection with such termination of employment (which restrictive covenants will be substantially the same as the restrictive covenants contained in the Severance Letter).

Severance Payments

If the named executive officer is terminated without Cause or resigns for Good Reason (a “Qualifying Termination”), then in addition to any accrued benefits (as set forth in the Severance Letters) and the Non-Competition Consideration, the Company will provide the named executive officer with the following, subject to his or her timely execution, delivery, and non-revocation of a release of claims in favor of the Company and its affiliates:

•
Severance equal to the sum of nine months of the named executive officer’s annual base salary and his or her target bonus for the year of termination, paid in equal installments over a nine-month period following the last payment of Non-Competition Consideration with respect to the salary component and paid in a lump sum with respect to the bonus component (such 12-month period, the “Severance Period”).
•
A monthly amount of the COBRA continuation coverage premium under the Company’s group health plans, subject to the named executive officer’s co-payment of the applicable active employee rate, paid until the end of the Severance Period or, if earlier, the date the named executive officer becomes eligible for group health insurance coverage through a new employer.

Equity Awards

In the event of a Qualifying Termination, the named executive officer has no less than 12 months following such termination (but not beyond the remaining term of the vested equity awards) to exercise the exercisable portion of any vested equity awards that were granted following March 5, 2019. Further, the named executive officer will not be entitled to accelerated vesting of any equity awards that were granted to the named executive officer prior to March 5, 2019, other than as provided in the Severance Letters, regardless of any vesting acceleration provisions set forth in any prior agreements or applicable equity award agreements.

Confidentiality; Non-Interference; Non-Solicitation; and Non-Disparagement Covenants

The Severance Letters also require the named executive officers not to compete, directly or indirectly, with us. In addition, the Severance Letters require the named executive officers not to solicit our employees to leave their employment and not to solicit any of our customers to purchase goods or services sold by the Company from another person or entity. It also requires them not to disparage the Company, its directors, officers, or any other member of the Company’s senior management team. These restrictions apply while the named executive officers are employed by us and for a period of one year thereafter.

Definitions

Terms as used and defined in the Severance Letters:

•
“Cause” generally means, with respect to the named executive officer, subject to certain notice and cure provisions: (i) his or her substantial and repeated failure to perform his or her duties or follow the reasonable and legal written direction of the Chief Executive Officer; (ii) his or her willful material misconduct with respect to any material aspect of the business of the Company; (iii) the conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) his or her performance of any material act of theft or fraud in connection with the performance of duties; or (v) a material breach of the Severance Letter, any written employment agreement between the Company and the named executive officer, the Confidential Proprietary Rights and Non-Disclosure Agreement by and between the Company and the named executive officer (the “Confidentiality Agreement”), any other written restrictive covenant agreement between the Company and the named executive officer, or a material violation of the Company’s code of conduct or other written material policy of the Company.
•
“Good Reason” generally means, with respect to the named executive officer, subject to certain notice and cure provisions: (i) material diminution in his or her base salary at the rate or his or her bonus target at the percentage, in each case, in effect immediately prior to the reduction; (ii) material diminution in his or her duties, authority or responsibilities; (iii) a relocation of his or her work location by more than 30 miles; or (iv) a material breach by the Company of the Severance Letter, any equity award agreement, CIC Agreement, the Confidentiality Agreement, or any written employment agreement between the Company and the named executive officer then in effect.

The severance rights of the named executive officers during the 12-month period of time commencing upon a change in control are governed by their existing change in control agreements with the Company and not by the Severance Letters. See the section above captioned “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers” for a description of these payments.

Mr. Ingram’s CIC Severance Agreement is described above under “Compensation Agreements for Named Executive Officers – Douglas S. Ingram – President and Chief Executive Officer”.

CEO Pay Ratio

We are required by SEC rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 Act to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our President and Chief Executive Officer, using certain permitted methodologies. To determine this pay ratio and our median employee, we looked at our employee population and utilized data as of October 31, 2024 (the “Determination Date”).

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) aggregating for each applicable employee (A) base salary, (B) the target bonus or commission for 2024, (C) the estimated accounting value of any equity awards granted during 2024, and (ii) ranking this compensation measure for our employees from lowest to highest for employees who were employed on the Determination Date. This calculation was performed for all employees, excluding our President and Chief Executive Officer, whether employed on a full-time, part-time, seasonal or temporary basis. We did not make any material assumptions, adjustments or estimates with respect to total compensation. After identifying the median employee based on total cash compensation, we calculated annual total compensation for our median employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement.

For 2024, the annual total compensation for Mr. Ingram, as reported in the Summary Compensation Table, was $1,978,086. The total compensation of our median employee was $292,690, resulting in an estimated pay ratio of 7:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

Pursuant to our Code of Conduct, authorization from the audit committee is required for a director or officer to enter into a related party transaction or a similar transaction which could result in a conflict of interest. Conflicts of interest are prohibited unless specifically authorized in accordance with the Code of Conduct. In addition, if an actual or potential conflict of interest involving a member of our Board of Directors should arise, such director is required to immediately report all facts regarding the matter to the nominating and corporate governance committee.

We are not aware of any related party transactions since the beginning of our last fiscal year that would require disclosure.

Compensation Committee Interlocks and Insider Participation

During 2024, Dr. Nicaise, Mr. Barry (Chairman), Dr. Boor and Ms. Connelly served on our compensation committee. During 2024, no member of our compensation committee was an officer or employee or was formerly an officer of the Company, and no member had any relationship that would require disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers has served on the Board or the compensation committee (or other Board committee performing equivalent functions) of any other entity, one of whose executive officers served on our Board or on our compensation committee.

ANNUAL REPORT

A copy of our combined Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2024 will be available to the stockholders of record as of the Record Date together with this proxy statement at www.edocumentview.com/SRPT.

An additional copy of our Annual Report may be obtained from our website, www.sarepta.com, or can be furnished, without charge, to beneficial stockholders or stockholders of record upon request in writing to Investor Relations, Sarepta Therapeutics, Inc., 215 First Street, Cambridge, MA 02142, or by telephone to (617) 274-4000. Copies of exhibits to our Annual Report are available for a reasonable fee.

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OTHER MATTERS

We know of no other matters to be submitted for consideration by the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to vote your shares, at your earliest convenience, on the Internet or by telephone following the instructions on the Notice, or by mail (if you receive proxy materials by mail).

By Order of the Board of Directors,

Cambridge, MA

April 24, 2025

Cristin L. Rothfuss

Executive Vice President, Chief General Counsel and Corporate Secretary

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Appendix A

AMENDMENT NO. 4

TO THE

SAREPTA THERAPEUTICS, INC.

2018 EQUITY INCENTIVE Plan

WHEREAS, Sarepta Therapeutics, Inc. (the “Company”) previously adopted and approved the 2018 Equity Incentive Plan (the “Plan”);

WHEREAS, the Plan was previously amended by that certain Amendment No. 1, approved by the Board of Directors of the Company (the “Board”) on April 3, 2020 and the Company’s stockholders on June 4, 2020, that certain Amendment No. 2, approved by the Board on April 5, 2022 and the Company’s stockholders on June 2, 2022, and that certain Amendment No. 3 approved by the Board on April 6, 2023 and the Company's stockholders on June 8, 2023;

WHEREAS, pursuant to Section 20 of the Plan, the “Administrator” (defined under the Plan as the Board or any of its committees) may amend the Plan from time to time subject to Company stockholder approval; and

WHEREAS, the Board, as Administrator, has determined that it is in the best interests of the Company and its stockholders to further amend the Plan to increase the number of authorized shares under the Plan by 4,300,000 shares of common stock of the Company, as authorized under the Plan.

NOW, THEREFORE, subject to the approval of the Company’s stockholders at the Company’s annual meeting on June 5, 2025, the Plan hereby is amended, effective April 11, 2025, the date of approval by the Board, as follows:

Section 3(a) of the Plan, entitled “Stock Subject to the Plan,” shall be replaced in its entirety by the following:

“(a) Stock Subject to the Plan. Subject to adjustment pursuant to Section 15(a) of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 17,487,596 Shares, which reflects (i) 4,300,000 new shares subject to the Fourth Amendment to the Plan, (ii) 2,500,000 new shares subject to the Third Amendment to the Plan (iii) 2,500,000 shares subject to the Second Amendment to the Plan (iv) 3,800,000 Shares subject to the First Amendment to the Plan; (v) 2,900,000 Shares approved by stockholders on June 6, 2018; and (vi) 1,487,596 Shares, which was the maximum number of Shares available under the Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) as of April 11, 2018, plus the number of Shares subject to outstanding awards under the 2011 Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 2,412,466 Shares; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.41 shares for each Share delivered in settlement of any Full Value Award and, provided further, that no more than 9,200,000 Shares may be issued upon the exercise of Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.”

Except as modified herein, the Plan is hereby specifically ratified and affirmed.

Approved by the Board on April 11, 2025.

Appendix B

AMENDMENT NO. 3

TO THE

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED

2013 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED ON JUNE 27, 2016)

WHEREAS, Sarepta Therapeutics, Inc. (the “Company”) previously adopted and approved the Amended and Restated 2013 Employee Stock Purchase Plan (as Amended and Restated as of June 27, 2016) (the “Plan”);

WHEREAS, the Plan was amended by that certain Amendment No. 1, approved by the stockholders on June 6, 2019, and that certain Amendment No. 2, approved by the stockholders on June 8, 2023;

WHEREAS, pursuant to Section 18(a) of the Plan, the “Administrator” (defined under the Plan as the Board of Directors of the Company (the “Board”) or any of its committees) may amend the Plan from time to time subject to Company stockholder approval;

WHEREAS, the Board, as Administrator, has determined that it is in the best interests of the Company and its stockholders to amend the Plan to increase the number of authorized shares under the Plan by 300,000 shares of common stock of the Company, as authorized under the Plan; and

NOW, THEREFORE, subject to the approval of the Company’s stockholders at the Company’s annual meeting in 2025 on June 5, 2025, the Plan hereby is amended, effective April 11, 2025, the date of approval by the Board, as follows:

“Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be one million seven hundred thousand (1,700,000) shares.”

This Amendment No. 3 to the Plan is adopted by the Board, effective as of April 11, 2025, the date of approval by the Board.

SAREPTA THERAPEUTICS

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/SRPT or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote "FOR" all the nominees listed and "FOR" Proposals 2 - 5.

	For	Against	Abstain
01 - RICHARD J. BARRY	☐	☐	☐
02 - M. KATHLEEN BEHRENS, PH.D.	☐	☐	☐
03 - STEPHEN L. MAYO, PH.D.	☐	☐	☐
04 - CLAUDE NICAISE, M.D.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1UPX

0453XC

The 2025 Annual Meeting of Stockholders of Sarepta Therapeutics, Inc. will be held on Thursday, June 5, 2025 virtually via the internet at meetnow.global/MQTV9TC, at 10:00 A.M. EDT.

To access the virtual meeting, you must have the information that is printed in the oval shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the 2025 Annual Meeting of Stockholders. The Proxy Statement and the 2024 Annual Report to Stockholders are available at: www.envisionreports.com/SRPT

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SRPT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SAREPTA THERAPEUTICS, INC.

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2025 Annual Meeting of Stockholders – June 5, 2025

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Ian M. Estepan and Cristin L. Rothfuss, and each of them, with power to act without the other and with power of substitution, as proxies and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Sarepta Therapeutics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Stockholders of the company to be held June 5, 2025 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 - 5.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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